Exhibit 10.43

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL
This Agreement is subject to confidentiality obligations, as set forth in Section 8.

RESEARCH AND LICENSE AGREEMENT

Effective January 1, 2008

among

Symyx Technologies, Inc.

Symyx Tools, Inc.

Symyx Software, Inc.

and

ExxonMobil Research and Engineering Company
ExxonMobil Chemical Company

RESEARCH AND LICENSE AGREEMENT

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

RESEARCH AND LICENSE AGREEMENT

This Research and License Agreement (“Agreement”), effective as of January 1, 2008 (“Effective Date”), is entered into by and among ExxonMobil Research and Engineering Company (“EMRE”); ExxonMobil Chemical Company (“EMCC”) (collectively, “ExxonMobil”), and Symyx Technologies, Inc. (“Symyx Tech”) Symyx Tools, Inc. (“Symyx Tools”) and Symyx Software, Inc. (“Symyx Software”) (collectively, “Symyx”). Certain definitions are set forth in Exhibit A hereto.

BACKGROUND

Symyx Tech, Symyx Tools (formerly known as Symyx Discovery Tools, Inc.) and EMRE entered into an Alliance, Technology Transfer, and License Agreement effective April 1, 2003 (as amended, “ATTLA”); and

The parties hereto wish to make certain arrangements to govern a continuing relationship as certain aspects of the ATTLA draw to a conclusion.

NOW, THEREFORE, for and in consideration of the mutual undertakings set forth in this Agreement, the parties agree as follows:

AGREEMENT

1.             Projects

1.1           Background. Pursuant to the ATTLA, the parties are currently engaged in research projects in [ * ], [ * ] and certain other projects. Under the ATTLA, the Research Program Term (as defined therein) for these projects will terminate on [ * ].

1.2           Extended Projects.

(a)           Extended [ * ] Project. EMRE and Symyx Tech hereby agree to extend the [ * ] Project (in accordance with its existing Research Plan) beyond the ATTLA for a period of [ * ] (the “Extended [ * ] Project”). In [ * ], Symyx Tech will provide EMRE with [ * ] FTEs.  Thereafter, Symyx Tech will provide EMRE with an average of [ * ], measured on a (calendar) quarterly basis. The ATTLA will govern the [ * ] Project through [ * ], and this Agreement will govern the Extended [ * ] Project after [ * ].  EMRE agrees to pay Symyx Tech at an FTE Rate of [ * ] for the Extended [ * ] Project.  The parties may mutually agree to further extend the Extended [ * ] Project in accordance with Section 1.2(c)(ii), but if no such agreement is reached, the Extended [ * ] Project will terminate on [ * ].

(b)           Extended [ * ] Project.  EMRE and Symyx Tech hereby agree to extend the [ * ] Project (in accordance with its existing Research Plan) through [ * ] (the “Extended [ * ] Project”). The ATTLA will govern the  [ * ] Project through [ * ], and this Agreement will govern the Extended [ * ] Project after [ * ].  Subject to clause (i) below, Symyx Tech will provide EMRE with [ * ] (at an average of [ * ]) during the Extended [ * ] Project, and EMRE agrees to pay Symyx Tech at an FTE Rate of [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)            EMRE may terminate the Extended [ * ] Project by providing notice to Symyx Tech as soon as practicable.  EMRE agrees that if it terminates the Extended [ * ] Project, it will immediately reallocate the remaining FTE-months to either (at its option) (a) the Extended [ * ] Project, or (b) another Extended Project or New Project to which EMRE or EMCC and Symyx Tech  have agreed; but in any event, at least [ * ] will be used each month after the effective date of termination of the Extended [ * ] Project.

(ii)           EMRE and Symyx Tech may mutually agree to further extend the Extended [ * ] Project in accordance with Section 1.2(c)(ii), but if no such agreement is reached, the Extended [ * ] Project will terminate on [ * ].

(c)           Other Project Extensions

(i)            Limited Extension on Request. EMRE or EMCC may elect to extend other projects in which they are currently engaged with Symyx under the ATTLA (a “Limited Extended Project”) for a period of [ * ] beyond the Research Program Term, by providing Symyx Tech with notice on or before [ * ]. The project would be extended in accordance with its Research Plan.  The FTE Rate for any Limited Extended Project is [ * ]. The rights in Section 2 would apply to any Limited Extended Project, except that any continuation of projects in the [ * ] would be subject to the provisions of Exhibit B. A Limited Extended Project may not extend more than [ * ] without mutual consent pursuant to clause (ii) below.

(ii)           Additional Extensions on Mutual Agreement. Any further extension to a Limited Extended Project, the Extended [ * ] Project or the Extended [ * ] Project would be made, if at all, upon mutual agreement of EMRE or EMCC (as applicable) and Symyx Tech, and subject to the execution of an instrument memorializing such agreement. The executed instrument would be attached as a schedule to this Agreement and made a part of it. Project-specific terms included in any schedule will control over conflicting terms in the body of this Agreement.  The relevant parties may also agree to extend any other project in which they are currently engaged under the ATTLA prior to the end of the Research Program Term, even if not first extended as a Limited Extended Project, by following the procedures in this section.  For clarity, no party is obligated to reach agreement on any such extension to any project.

(d)           Scope of Definition.  The Extended [ * ] Project, Extended [ * ] Project, any Limited Extended Projects and any further extensions to such projects agreed to by the relevant parties under Section 1.2(c)(ii) will be deemed an “Extended Project” hereunder.

(e)           Fees.  The FTE Rate applicable to efforts by Symyx Tech expended after [ * ] on Extended Projects under this Section 1.2 during the Term is [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.3           Research Exclusivity

(a)           Extended Projects and New Projects.  During any Extended Project or New Project, Symyx will not knowingly conduct any research activities, on behalf of itself or any Third Parties, in the corresponding Research Exclusivity Field(s). The scope of the Research Exclusivity for any New Project will be commensurate in scope with the scope of the New Project agreed to by the relevant parties and will be documented as part of its Research Plan. The relevant parties may also agree to alter the scope of Research Exclusivity in any further extension of an Extended Project that they agree to under Section 1.2(c)(ii).

(b)           Notwithstanding (a) above, Symyx may validate and demonstrate the basic capabilities of its Discovery Tools Systems, on its own behalf or in connection with a potential sale of a Discovery Tools System to an Affiliate or a Third Party, within the Research Exclusivity Field(s), as long as the validation and demonstration work (i) does not encompass Materials discovery research or targeted optimization work (except as may be incidental to the validation or demonstration as directed by the Affiliate or Third Party), and (ii) does not incorporate or utilize Project Technology, ExxonMobil Proprietary Materials, or [ * ].

1.4           Extended Projects—Royalties Possible.  For clarity, if Symyx Tech elects to make any Extended Project a Royalty-Bearing Project (or, for clarity, an Alternate Royalty Bearing Project) under the terms of the ATTLA, then EMRE will pay to Symyx Tech license royalties (in accordance with the royalty provisions of the ATTLA) for Net Sales or Use by EMRE or its Affiliates of Products resulting from research activities performed within all such Extended Projects that are a continuation of Royalty-Bearing Projects under the ATTLA.  Neither EMRE nor EMCC is obligated to make any advance royalty payments hereunder.

1.5           New Projects.  From time to time during the Term, and at least on a quarterly basis beginning [ * ] or as otherwise agreed by the Advisory Committee, EMRE and/or  EMCC and Symyx Tech will review the outlook for potential new research and development projects, with a goal of identifying new collaborative research and/or development activities that could benefit the parties hereto, and entering into good faith discussions towards including such potential projects as “New Projects” under this Agreement.  Terms that the parties requesting/conducting such New Projects would need to agree upon in order to include these projects under this Agreement include the scope, staffing, schedule, and term. The rights and obligations of the parties set forth in Section 2 will apply to New Projects. New Projects would be subject to a Research Plan to be agreed by the relevant parties.  New Projects would not bear royalties.  If the relevant parties agree to extend an existing Research Project (as defined in the ATTLA) under the ATTLA that is active as of the Effective Date hereof, the extension of that Research Project will be considered an Extended Project hereunder, subject to Section 1.4.

However, if the relevant parties agree to restart a Research Project conducted under the ATTLA that was completed or terminated under the ATTLA before the Effective Date, or they agree to begin a project whose scope and subject matter corresponds to a Research Project conducted under the ATTLA that was either completed or terminated under the terms of the ATTLA before the Effective Date, then such project will be considered a New Project hereunder, free of royalties pursuant to this Agreement.  The FTE Rate applicable to the first New Project agreed by the parties under this Agreement is [ * ]. The FTE rate for subsequent or additional New Projects is [ * ]. If agreed, the parties will memorialize the terms and attach them as a schedule hereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.6           Directed Research Services/Access to Tools.  From time to time during the Term, EMRE or EMCC may request that Symyx Tech provide it with certain Directed Research Services.  If agreed by the relevant parties, Symyx Tech would provide EMRE or EMCC (as applicable) with FTE resources and access to tools at Symyx’s facilities in order to perform research experiments on behalf of EMRE or EMCC (as applicable), all as agreed upon by the relevant parties in a Directed Research Plan.  The Directed Research Plan will detail the scope and terms governing the relevant party’s (EMRE or EMCC) personnel’s direct involvement (if any) in support of the Directed Research Services, as well as specific directions and information sufficient for Symyx to be able, to the extent possible, to perform the Directed Research Services without inventive contribution by Symyx personnel.  At the request of Symyx Tech, EMRE or EMCC (as applicable) will provide additional detail of the work to be performed in the Directed Research Plan.  Terms that the relevant parties would need to agree upon in order to include these Directed Research Services under this Agreement also include the scope, staffing, schedule and term.  Unless otherwise agreed by the relevant parties at the time, as between Symyx and the party requesting the Directed Research Services (EMRE or EMCC), (a) [ * ], and (b) [ * ]. Directed Research Services would not bear royalties. The FTE rate for Directed Research Services is [ * ]. If agreed, the relevant parties will memorialize the terms and attach them as a schedule hereto.

1.7           Responsibilities. With respect to Extended Projects, New Projects and Directed Research Services as may be agreed to hereunder (“Projects”):

(a)           Symyx.  Symyx Tech will use commercially reasonable efforts, consistent with professional standards applicable to research in the [ * ] industries, to conduct its activities in the Projects.  Symyx Tech will assign staff to the Projects consistent with the quality and experience of the staff Symyx Tech assigns to internal and Third-Party research programs. No Symyx entity is required to perform research activities other than the Projects in accordance with their Research Plans, or to utilize FTEs in excess of those specified, funded, and paid for under this Agreement.

(b)           ExxonMobil. EMRE and EMCC will use commercially reasonable efforts, consistent with professional standards applicable to research in the [ * ] industries, to (1) conduct its activities in the Projects in accordance with their respective Research Plans, and (2) to provide the relevant Symyx entity technical information as is reasonably necessary to conduct the Projects, and technical support as specified in the Research Plans. EMRE and EMCC each have discretion over the extent to which information, technology, data, technical support, or other Materials belonging to them or their Affiliates, including ExxonMobil Proprietary Materials, will be provided to Symyx, but agrees to provide Materials set forth in the Research Plans unless it determines that such Materials are subject to restrictions that prevent it from providing such Materials to Symyx.  EMRE or EMCC (as applicable) will provide to Symyx Tech known requirements for the safe handling of ExxonMobil Proprietary Materials, and Symyx will follow such safe handling requirements in addition to any standard industry practices in handling such ExxonMobil Proprietary Materials.

1.8           Independent Research.  Except as specifically provided in this Agreement, and subject to the confidentiality obligations and use restrictions of Section 8, nothing in this Agreement in any way restricts or impairs the right of any party hereto or their respective Affiliates to conduct Independent Research.  Each party or Affiliate will own the results of its own Independent Research and has no obligation under this Agreement with respect to the use or disposition of the results thereof, including all information and data resulting therefrom.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.9           Research Records.  Each party will maintain records of their activities under this Section 1 (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect the work done and results achieved (including information sufficient to establish dates of conception and reduction to practice of inventions).

1.10        Development, Scale-up, and Commercialization of Products.  As between Symyx and ExxonMobil, ExxonMobil or its Affiliates will be responsible for all expenses incurred for in-house development activities and for scale-up and commercialization of Products by ExxonMobil and its Affiliates.

1.11        ExxonMobil Proprietary Materials.  As provided in this Agreement, Symyx Tech may use ExxonMobil Proprietary Materials in any Project conducted hereunder.  Symyx will not acquire rights in ExxonMobil Proprietary Materials and Symyx will not use, test, reverse engineer, disclose, commercialize, or license ExxonMobil Proprietary Material without the prior written consent of ExxonMobil, other than for the use within a designated Project.  Neither EMRE nor EMCC will incur any license payment obligation to Symyx under this Agreement for use or modification of an ExxonMobil Proprietary Material by EMRE, EMCC, or their Affiliates, except where (a) the ExxonMobil Proprietary Material is identified by Symyx Tech as a Lead Material, or modified by Symyx Tech to become a Novel Material, in an Extended Project in which use of the ExxonMobil Proprietary Material has been authorized by EMRE or EMCC (as applicable), and (b) the Extended Project is a continuation of a project that Symyx Tech has selected as a Royalty-Bearing Project under the ATTLA.  For the purpose of clarity, nothing in this Section 1.11 changes the payment obligations under the ATTLA.

1.12        Disclaimer.  Each party hereto specifically disclaims any representation, warranty, or guarantee that any Project will be successful, in whole or in part.  Symyx’s failure to successfully synthesize, discover, identify or optimize Agreement Materials as part of a Project will not constitute a breach of any representation or warranty or other obligation under this Agreement; provided, however, the foregoing will not be construed so as to relieve Symyx from its obligation under this Agreement to perform research activities in the Projects.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY HERETO MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE PROJECT TECHNOLOGY, INFORMATION DISCLOSED HEREUNDER, PRODUCTS, OR EXXONMOBIL PROPRIETARY MATERIALS, AND EACH PARTY HERETO HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR VALIDITY OF ANY PROJECT TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

2.             Intellectual Property and Licenses

2.1           Ownership.

(a)           Project Technology.  Symyx will own [ * ], and, except as provided in Section 2.13, EMRE will own all [ * ] generated in Projects it conducts hereunder and EMCC will own all [ * ] generated in Projects it conducts hereunder.

(b)           Combinatorial Chemistry Technology.  As between Symyx and ExxonMobil, Symyx will own all [ * ] developed as part of any Project conducted under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Directed Research Technology.  The party requesting Directed Research Services (either EMRE or EMCC as the case may be) will own [ * ] generated as part of Directed Research Services performed pursuant to such request.

(d)           Other. Each party will own its respective Confidential Information, Background Technology and inventions resulting from its own Independent Research (as provided in Section 1.8).

2.2           Notice of Inventions. Each party participating in a Project hereunder will report all inventions relating to Lead Materials or Project Technology developed in the course of such  Project to the applicable Research Committee.

2.3           Licenses to ExxonMobil.

(a)           Inside the Field of Rights. Subject to the terms and conditions of this Agreement, Symyx Tech, warranting that it has the right to do so, grants to both EMRE and EMCC an irrevocable, non-exclusive, [ * ] license to utilize Symyx Confidential Information to the extent necessary to make, have made, use, sell, offer for sale, import and export Products or Project Technology and lease or license Products or Project Technology within the scope of the Field of Rights.  In addition, Section 2.15 of this Agreement contains provisions providing immunity with respect to Symyx patents in the Field of Rights.

(b)           Extension Rights. Subject to the terms and conditions of this Agreement, either EMRE or EMCC may extend the rights granted in Section 2.3(a) above to their Affiliates, provided that the terms of each such license extension may not be inconsistent with the terms of this Agreement.  Any such extension must be in writing, accepted in writing by the Affiliate, and provided to Symyx Tech upon request. It is understood that any such license extension is subject and subordinate to the terms and conditions of this Agreement, and that the party extending such rights remains responsible for all applicable financial and other obligations under this Agreement for each such Affiliate to which it extends such rights.  Nothing in this Section 2.3(b) changes the payment obligations under the ATTLA.  Subject to the terms and conditions of this Agreement, EMRE, EMCC and their Affiliates to which rights have been extended shall also have the right to grant sublicenses under the rights granted in Section 2.3(a)  above to one or more Third Parties, provided that with respect to Extended Projects only, if Symyx selects an Extended Project as a project for which royalties are due pursuant to the ATTLA, then any revenue received from such sublicense for such grant shall be distributed in accordance with the terms of the ATTLA.

2.4           Licenses to Symyx.

(a)           Outside ExxonMobil Business Areas.  Subject to the terms and conditions of this Agreement, both EMRE and EMCC, each warranting that it has the right to do so, grant to Symyx an irrevocable, exclusive, [ * ] license under their rights in the Project Technology, to utilize and exploit Project Technology for all purposes and in any manner, outside of the ExxonMobil Business Areas. Notwithstanding the above grant, no rights are granted to Symyx hereunder in the Symyx Proprietary Field [ * ], and EMRE, EMCC  and their Affiliates will have a royalty free right to practice Project Technology within the scope of Symyx Proprietary Field [ * ] and to  license others to do so.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Inside ExxonMobil Business Areas.  Subject to the terms and conditions of this Agreement, both EMRE and EMCC, each warranting that it has the right to do so, grant to Symyx an irrevocable, non-exclusive, [ * ] license under their rights in the Project Technology, to utilize and exploit Project Technology, for all purposes and in any manner, inside the ExxonMobil Business Areas, but outside of the Field of Rights.

(c)           ExxonMobil Proprietary Materials.  Subject to the terms and conditions of this Agreement, both EMRE and EMCC, each warranting that it has the right to do so, grant to Symyx a non-exclusive, [ * ] license to utilize ExxonMobil Proprietary Materials in providing services hereunder. Except for the foregoing, no licensing or any other rights are granted by either EMRE or EMCC to Symyx with respect to any ExxonMobil Proprietary Material, unless such ExxonMobil Proprietary Material has been modified by a Symyx entity so as to become a Novel Material, in which case Symyx will have the same rights to such Novel Material as it has under this Agreement to all other Novel Materials.

(d)           Use of Information.  Symyx may utilize information and data generated in the course of a Project outside the scope of the Field of Rights, provided that no right is granted hereunder to utilize Confidential Information of EMRE, EMCC or their Affiliates.

(e)           Directed Research Technology.  Other than as necessary to perform Directed Research Services, no licenses are granted by either EMRE or EMCC to Symyx to use the Directed Research Technology.

2.5           Symyx Research.  Symyx retains the right to make and use Lead Materials, other than ExxonMobil Proprietary Materials, synthesized or identified during the course of a Project, and use or practice any processes or methods developed by or on behalf of Symyx in the course of performing any services hereunder, for its own internal research to develop Combinatorial Chemistry, as long as such research does not conflict with Symyx’s obligations to ExxonMobil pursuant to this Agreement.

2.6           Immediate Vesting.  All rights and licenses granted in this Section 2 vest immediately when the relevant invention is made, or the relevant information, data, material or Material is produced, in the course of a Project hereunder.

2.7           Limited Use.

(a)           Except as expressly provided in this Agreement, and subject to Section 2.4(c), Symyx may not use or sell, or authorize the use or sale of, Project Technology, or any Lead Material synthesized or identified in the course of a Project, except in relation to research and development and the manufacture, use, or sale of Products outside of the Field of Rights.

(b)           Except as expressly provided in this Agreement, EMRE, EMCC, their Affiliates and permitted sublicensees pursuant to Sections 2.3(b) and 2.4(a) above to which rights have been extended may not use or sell, or authorize the use or sale of, Project Technology, or any Agreement Material, except in relation to the manufacture, use or sale of Products and Project Technology within the Field of Rights or ExxonMobil Business Areas in accordance with the rights provided for in Section 2.1 and the license granted by Symyx Tech in Section 2.3 (and subject to the license granted to Symyx in Section 2.4); provided, however, that the restriction set forth in this Section 2.7 will not apply to any Agreement Material that is an ExxonMobil Proprietary Material and that has not been modified by a Symyx entity so as to become a Novel Material.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.8           Third-Party Rights.  Symyx is in the business of conducting materials discovery, research, and development with Third Parties, and Symyx will continue to grant Third Parties rights to acquire licenses related to compounds and materials derived from such activities.  EMRE and EMCC acknowledge that even if the Symyx entities comply with their obligations hereunder, their other business activities may result in license rights, and in patent applications and patents owned by Third Parties or jointly by Symyx and such Third Parties, that could conflict with patent applications, patents and license rights hereunder.  Except to the extent that EMRE, EMCC or one of their Affiliates is damaged as a proximate result of a material breach by Symyx of Sections 1.3 or 8 of this Agreement, the Symyx entities will have no liability to EMRE, EMCC or their Affiliates with respect to any such conflict.

2.9           Patent Prosecution.

(a)           Except as otherwise provided in this Agreement, Symyx Tech and EMRE or EMCC (as applicable) are each responsible in their discretion and each at its sole expense, for preparing, filing, prosecuting and maintaining patent applications and patents relating to inventions owned by that party as described in Section 2.1, and for conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extension, or governmental equivalents thereto.

(b)           Subject to the right of EMRE or EMCC to maintain Novel Process Technology as a trade secret, if EMRE or EMCC have not filed any U.S. patent application on an invention that would be owned solely by it under Section 2.1(a) within [ * ] after the invention was reported to the Research Committee (but in no event less than [ * ] prior to any applicable patent application bar date), the owning party (EMRE or EMCC) will notify Symyx Tech in writing.  Symyx Tech will then notify the owning party (EMRE or EMCC, as applicable) if it desires to file a U.S. patent application with respect to the invention.  If  the owning party (EMRE or EMCC) has not filed a U.S. patent application on the invention within [ * ] of Symyx Tech’s notice, Symyx Tech may file and prosecute (or cause to be filed and prosecuted) a U.S. patent application with respect to the invention.  Further, if the owning party (EMRE or EMCC) does not prosecute or maintain, or conduct such other activities described above (other than preparing and filing), with respect to a U.S. patent or U.S. patent application owned solely by it under Section 2.1(a), it will so notify Symyx Tech in writing and Symyx may, in its discretion, assume such activities at its own expense or delegate such activities to an Affiliate.  If Symyx assumes activities pursuant to the preceding three sentences, ownership and rights to any resulting patent will be governed by the provisions of this Section 2.

(c)           Except as provided in Section 2.10 below, a party owning an invention hereunder will have no obligation to coordinate foreign patent filings with any other party with respect to inventions it owns under Section 2.1, or to permit any other party to take over filing, prosecution, and/or maintenance of any foreign patent application or foreign patent.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)           Nothing in this Agreement obligates a party to appeal adverse patent office or judicial decisions with respect to patents. If no such appeal is taken, the adverse decision will be deemed final for purposes of this Agreement.

2.10       Cooperation in Patent Filing.

(a)           Each party filing a patent application hereunder, will simultaneously file (or cause to be filed) such  patent applications to the extent necessary to prevent such filings  from becoming prior art to another party’s patent applications or resulting patents and will use reasonable efforts to keep each other informed as to the status of patent matters described herein, including by (i) providing each other the opportunity to review and comment on patent application drafts a reasonable time in advance of applicable filing dates, and (ii) using reasonable efforts under the circumstances to provide each other with notice of material events (such as official actions, interferences, reissues, re-examinations, oppositions, potential litigation, or requests for patent term extensions), but in no event will a party’s failure to provide such notice be deemed to be a breach of a material obligation under this Agreement. Upon request, the parties subject to this Section 2.10 (a) will reasonably assist and cooperate with each other (at its own expense) in connection with these activities.

(b)           The Advisory Committee will (i) facilitate communication among the parties regarding patents and patent applications arising from inventions made during the course of a Project (other than Directed Research Technology), and (ii) discuss and provide advice on patent strategy related to such patent applications.

(c)           The party responsible for filing and prosecuting patent applications pursuant to Section 2.9 will solely determine the content and scope of the application, although with respect to applications pursuant to Section 2.1(a) being filed and prosecuted by either EMRE or EMCC, Symyx Tech may make non-binding recommendations to the party responsible for the patent application at issue, on the content and scope of claims directed [ * ].  If such recommendations by Symyx are not accepted, then Symyx Tech may file a separate patent application(s) covering claims solely applicable [ * ]. In this event, the parties will coordinate patent filings as described above.  No party will incur any liability to another for any patent filing, prosecution, or maintenance decision it makes regarding a Project Patent it owns.  Each party has the right to have outside counsel prepare and prosecute Project Patents it owns.

(d)           No Symyx entity has any obligations hereunder to assist or participate in preparing, filing, prosecuting, maintaining, enforcing or engaging in other activities relating to patent applications or patents with respect to Directed Research Technology. Notwithstanding the above, the parties recognize that even though the specific directions for Directed Research will be prepared with the goal of providing enough detail as to matter, recipes, processes, and other conditions (temperature, pressure, order, etc.) and constraints so that services can be provided without any inventive contribution by Symyx, the parties recognize that an invention, though unlikely, could be made. In such an event, Symyx will provide reasonable assistance to the ExxonMobil party requesting such services to have all necessary documents executed to enable that party to secure intellectual property rights on such invention.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.11        Enforcement.

(a)           Notice.  EMRE or EMCC, on the one hand, and Symyx, on the other hand, will promptly notify the other if it becomes aware of any actual or threatened commercially material infringement of the Project Patents by a Third Party.

(b)           Project Patents Owned Solely by ExxonMobil.  With respect to Project Patents owned, as between ExxonMobil and Symyx, by either EMRE or EMCC, (a) the owning party (EMRE or EMCC, as applicable) has the sole right, but not the obligation, at its sole cost and expense, to take appropriate legal action to enforce such Project Patents against infringement by a Third Party within [ * ]; and (b) Symyx has the sole right, but not the obligation, at its sole cost and expense, to take appropriate legal action to enforce such Project Patents against any infringement by a Third Party within [ * ] where EMRE has the sole right, but not the obligation, at its sole cost and expense, to take appropriate legal action to enforce Project Patents relating thereto against any infringement by a Third Party.  Except as provided in the previous sentence, neither EMRE nor EMCC will have the right to take legal action to enforce any Project Patents against any infringement within the Symyx Proprietary Fields, unless specifically authorized by Symyx Tech.  If Symyx initiates a legal action under this Section, either EMRE or EMCC as the owning party will either (a) provide reasonable cooperation and assistance to Symyx, or (b) cede to Symyx sole ownership of the relevant Project Patent, in which case they will have no further obligations with respect to such legal action.

(c)           Project Patents Owned Solely By Symyx.  As between ExxonMobil and Symyx, Symyx has the sole right, but not the obligation, at its sole cost and expense, to take appropriate legal action to enforce any Project Patents it owns against any infringement by a Third Party.

(d)           Cooperation; Costs and Recoveries; Settlements.  The relevant parties will use commercially reasonable efforts to cooperate and render such assistance in the enforcement activities described in this Section 2.11 as the enforcing party may reasonably request, including being named or joined as a party to the enforcement to the extent required by law.  Costs of maintaining any action and damages recovered therefrom will be paid by and belong to the party bringing the action.

2.12        Third-Party Claims of Infringement.  If the manufacture, use, or sale of any Project Technology pursuant to this Agreement results in any Third-Party claim, suit, or proceeding alleging patent infringement against a Symyx entity or EMRE and/or EMCC (or their Affiliates or Licensees), the affected party will promptly notify the other relevant parties, setting forth the facts of such claims in reasonable detail.  Each party agrees to use commercially reasonable efforts to render assistance to the affected party in defending claims of infringement as the defendant may reasonably request.  The defendant has the [ * ] right and obligation to defend and control the defense of any such claim, suit, or proceeding, at its own expense, using counsel of its own choice; provided, however, it will not enter into any settlement that admits or concedes that any Project Patent is invalid or unenforceable without the consent of the others, which may not be unreasonably withheld.  The defendant will keep the others reasonably informed of all material developments in connection with any such claim, suit, or proceeding.  Symyx Tech also agrees to notify both EMRE and EMCC of any Third-Party claim, suit, or proceeding alleging patent infringement relating to [ * ] performed by Symyx under this Agreement.

2.13         If Symyx Tech and EMCC agree upon a project in the [ * ] as a Limited Extension Project or as a New Project, the provisions of Exhibit B will apply with respect thereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.14        Except as necessary to conduct the Projects or as otherwise expressly provided for herein, no licenses are granted hereunder to Symyx or any other party to ExxonMobil Background Technology.

2.15        Limited Immunity with Respect to Symyx Patents.  With respect to Extended Projects and New Projects, and in furtherance of the rights granted to EMRE and EMCC in Sections 2.1 and 2.3, Symyx and its Affiliates will not, for so long as neither EMRE nor EMCC is in material breach of this Agreement, and solely to the extent necessary for EMRE, EMCC and their Affiliates to engage in Net Sales or Use of Products or Project Technology and the grant of licenses to Licensees to make, have made, use, sell, offer for sale, and import Products or Project Technology, (a) bring any claim or action against EMRE, EMCC or their Affiliates or their Licensees based on or asserting that the [ * ] violates or infringes any patent controlled by Symyx or (b) bring any claim or action against EMRE, EMCC or their Affiliates or Licensees based on or asserting that the grant of licenses to Licensees to [ * ] violates or infringes any patent controlled by Symyx.

3.            Software

3.1          Staffing and Services.

(a)           Staffing. Symyx Software will provide, and EMRE will pay for, [ * ] to deploy the Software and perform related activities within EMRE for a [ * ] from [ * ], at an FTE Rate of [ * ].  The FTE will be mutually agreed by EMRE and Symyx Software, and will be based at an EMRE site (although Symyx Software and EMRE acknowledge that [ * ] may from time to time provide Services from other sites, as required).  EMRE may elect to extend the services of this [ * ] at the rate set forth above, by providing Symyx Software with written notice thereof on or before [ * ].  Symyx Software is not required under this Agreement to provide software FTEs in excess of those specified, funded, and paid for under this Section 3.1.

(b)           Services.  During the Term, upon EMCC's request, Symyx Software will provide services to EMCC to enable the compatibility of DTools Clients with future versions of the Software (if any), at a rate of [ * ], and as otherwise agreed by the parties.  In addition, EMRE and/or EMCC (as applicable) and Symyx Software may separately agree for Symyx Software to provide other services as agreed by the relevant parties at a rate of [ * ].  Symyx Software will not unreasonably refuse to provide such services.

3.2           Conversion of Software Licenses.  Subject to the terms and conditions of this Agreement, including payment of the amounts set forth in Section 3.11(a), and effective as provided in Section 3.3, the parties agree to [ * ] enjoyed by EMRE and EMCC and their Majority Owned Affiliates under ATTLA Sections 5.02 (“Software License”), 5.03 (“Developer’s Kit Software License”) and 5.04 (“Sample Code”) [ * ]. Consequently, subject to the terms and conditions of this Agreement, including payment of the amounts set forth in Section 3.11(a), Symyx hereby grants to EMRE and EMCC the following [ * ], non-exclusive, non-transferable (except as provided in Section 12.6), non-sublicenseable (except as provided in Section 3.5) rights, all effective as provided in Section 3.3:

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)           to install and use [ * ] of copies of the Software, in object code format solely for the ExxonMobil Internal Activities; and

(b)           to install and use [ * ] of the Developer’s Kit Software, in object code format, to create Software Customizations solely for the ExxonMobil Internal Activities; and

(c)           to use and modify the source code version of those portions of the Software and the Developer’s Kit Software that are identified in the documentation as sample code (“Sample Code”).  Neither EMRE nor EMCC may distribute the Sample Code, or any modified version of the Sample Code, in source code form (except as provided in Section 3.5);

(d)           to make a reasonable number of copies of the Software, the Developer’s Kit Software, the Sample Code as necessary in connection with its permitted uses thereof.

3.3           Paid-Up Licenses.  At their sole option, EMRE and EMCC may prepay any of the amounts set forth in Section 3.11(a) and 3.11(b).  Upon receipt of the amount set forth in Section 3.11(a), the licenses set forth in Section 3.2 will be deemed fully paid-up for the Software as it exists as of [ * ], provided all amounts due pursuant to Section 8.03 of the ATTLA have also been made.  If payments due to Symyx under Section 8.03 of the ATTLA are due and owing at the time of the Section 3.11 (a) payment, then the licenses granted in Section 3.2 will not be deemed fully paid up until both the amounts in Section 3.11(a) and the outstanding payments under Section 8.03 of the ATTLA are made.  Upon receipt of each annual Support and Maintenance fee set forth in Section 3.11(b), the licenses above will extend to the Software as it exists at the conclusion of the year for which the Support and Maintenance fee has been paid (i.e., [ * ] of the following year).  Symyx Tech does not provide, and EMRE, EMCC and their Majority-Owned Affiliates are responsible for securing and using their own, Oracle database and operating system and appropriate licenses thereto. For clarity, the Maintenance and Support services term will begin on [ * ] regardless of whether EMRE prepays the fees therefor.

3.4           Software Customization Obligations. With respect to any Software Customizations (and the intellectual property rights therein) EMRE and EMCC will either (a) rely solely on trade secret protection, or (b) grant to Symyx a non-exclusive, worldwide, perpetual, irrevocable, paid-up, transferable, sublicenseable right to make, have made, modify, copy, create derivative works based on, use, offer to sell, sell, export, and import any Software Customizations as to which EMRE or EMCC files a patent application.  EMRE and EMCC (as applicable) may, at their option, notify Symyx of any Software Customizations; but if EMRE or EMCC (as applicable) elects (b) above, it will provide Symyx the opportunity to review and comment on patent application drafts at least [ * ] prior to filing or prosecuting any application for a patent with respect to any Software Customization, and will promptly notify Symyx if any patent publishes or is issued with respect to any Software Customization.  Notwithstanding the above, if (i) any part of the Software fails to operate in material conformance with the specifications and documentation therefor, and (ii) EMRE or EMCC so notifies Symyx, and (iii) Symyx notifies EMRE or EMCC (as applicable) that it is unable, on a commercially reasonable basis, to remediate the failure by issuing a Software Update or otherwise, and (iv) either EMRE (at its cost) or EMCC (at its cost) develops a Software Customization to remediate the failure, and (v) EMRE or EMCC files a patent application directed to that Software Customization; then notwithstanding the foregoing, EMRE and EMCC have no obligation to grant to Symyx the rights set forth in clause (b) above.  If requested by Symyx, EMRE and EMCC will grant to Symyx a fee-bearing license to such Software Customization, at a fee that is [ * ] (as applicable) to develop and implement such Software Customization.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.5           Right to Extend Licenses to Majority-Owned Affiliates.  Subject to the terms and conditions of this Agreement, EMRE or EMCC may extend the licenses and other rights granted to them in this Section 3 to any of their Majority-Owned Affiliates as of the Effective Date or Majority-Owned Affiliates established after the Effective Date other than through acquisition (but such Majority-Owned Affiliates will have no right to grant any further extensions), provided that neither EMRE nor EMCC is then in default with respect to any of its obligations to Symyx under this Section 3.  Any such extension must be in writing, accepted in writing by the Affiliate, and provided to Symyx upon request. Obligations and restrictions imposed on ExxonMobil in this Agreement will apply equally to such Majority-Owned Affiliates, and the operations of such Majority-Owned Affiliates will be deemed to be the operations of the party extending such rights (EMRE or EMCC as the case may be) and such party will remain primarily responsible for the performance of the Majority-Owned Affiliates to which it extended rights hereunder. A license extended under this Section will automatically terminate for a given entity when that entity ceases to be a Majority-Owned Affiliate (if it has not terminated sooner).  Symyx recognizes that EMCC may have certain of its personnel on loan [ * ].  Notwithstanding anything herein to the contrary, such personnel shall be treated as employees of a Majority–Owned Affiliate while working at an ExxonMobil site for the purpose of this Section 3.

3.6           Limited License.  By virtue of this Section 3, EMRE and EMCC acquire only the non-exclusive rights to operate the Software, Developer’s Kit Software, and Software Customizations as specified in this Section 3 and to make copies of the Software and the Developer’s Kit Software as necessary in connection with the use thereof by them and their Majority-Owned Affiliates who have rights pursuant to Section 3.5.  All other rights in the Software and the Developer’s Kit Software, and all title and interest in the Software and the Developer’s Kit Software, and rights in patents, copyrights, and trade secrets in the Software and the Developer’s Kit Software, including the copies of the Software and the Developer’s Kit Software delivered to EMRE or EMCC and other Majority-Owned Affiliates, at all times remain, as between ExxonMobil and Symyx, the property of Symyx.  The features of the graphical user interface of the Software and the Developer’s Kit Software (“User Interface”), including, icons, menu and screen designs, screen layouts, and command and screen sequence, are proprietary to Symyx and are only disclosed to EMRE and EMCC under a condition of confidentiality.  None of EMRE, EMCC nor their Majority-Owned Affiliates will create software programs incorporating the User Interface or any part thereof.  The User Interface is a copyrighted work of Symyx and none of EMRE, EMCC nor their Affiliates will challenge Symyx’s copyright in and to the User Interface.

3.7           General Restrictions.  Except as expressly set forth above, none of EMRE, EMCC nor their Affiliates will: (a) reproduce, distribute, copy, sell, lease, license or sublicense the Software, Developer’s Kit Software, or any Software Customization; (b) use the Software, Developer’s Kit Software, or any Software Customization other than as licensed above; (c) attempt to reverse engineer, disassemble, decompile, or otherwise attempt to derive source code from the Software or the Developer’s Kit Software; (d) modify, translate, enhance, or create derivative works based on the Software or the Developer’s Kit Software; or (e) remove any copyright, trademark or patent notices that appear on the Software or the Developer’s Kit Software as delivered to EMRE or EMCC.  Both EMRE and EMCC will use commercially reasonable efforts to prevent any Affiliate or Third Party who has gained access to the Software, Developer’s Kit Software, or any Software Customization through its actions or omissions from engaging in any of the activities prohibited by this Section. EMRE and EMCC will each assume responsibility for such actions by such Affiliates or Third Parties to the same extent as if it had engaged in such activities itself.  Further, EMRE and EMCC will  ensure that access to the Software, Developer’s Kit Software, or any Software Customization is limited to employees and in-house contract personnel of (i) EMRE and EMCC, (ii) Majority-Owned Affiliates to which rights have been extended pursuant to Section 3.5 and (iii) Affiliates and Third Parties approved by Symyx Tech in writing (with such approval not to be unreasonably withheld); in each case, who are working directly with the Software, Developer’s Kit Software, or any Software Customization.  Other than in carrying out the ExxonMobil Internal Activities, neither EMRE nor EMCC will provide access to the Software, Developer’s Kit Software, or any Software Customization to any Third Party.  Nothing herein will be deemed to restrict EMRE or EMCC from disclosing results obtained through use of the Software or any Software Customization to any Third Party.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.8           Reports.  During the term of this Agreement and thereafter for as long as Symyx has a duty to report users to its third-party suppliers or other third parties, EMRE and EMCC (as applicable) will report to Symyx Software the number of users of the Software and the Developer’s Kit Software, within [ * ] at the request of Symyx Software, but not more frequently than on a quarterly basis.  Symyx Software will notify EMRE and EMCC (as applicable) when its duty to third-party suppliers no longer exists.

3.9          Source Code.  Pursuant to the ATTLA, Symyx Technologies has previously enrolled EMCC as a beneficiary to its master source code escrow agreement with [ * ], and subsequently transferred (with the consent of EMCC) [ * ].  Symyx Software will ensure that the latest versions of the Software and the Developer’s Kit Software released to EMRE or EMCC hereunder have been provided to the escrow agent pursuant to that agreement for so long as (a) EMCC and EMRE are entitled to receive Support and Maintenance services hereunder, and (b) for so long as EMCC and/or EMRE pays the expenses associated with the source code escrow.

3.10        Support and Maintenance.

(a)           Software—[ * ].  Symyx Software agrees to provide Support and Maintenance services for the Software and Developer’s Kit Software for up to [ * ] in exchange for the fees set forth in 3.11(b).

(b)           Paid-Up Licenses.  When both EMRE and EMCC cease to receive Support and Maintenance, EMRE and EMCC will enjoy a paid-up license to the version of the Software and Developer’s Kit that is commercially available on the date that Support and Maintenance ends.  This paid-up license would extend to all Software Upgrades for annual periods in which ExxonMobil has paid for Support and Maintenance services.  For clarity, if ExxonMobil pays for Support and Maintenance through [ * ], the license would be paid up with respect to the Software (including Software Upgrades) commercially available through that date.  If ExxonMobil were to terminate Support and Maintenance as of [ * ], the license would be paid up only with respect to the Software (including Software Upgrades) that is commercially available through [ * ].

(c)           Future Support and Maintenance Services.  Provided that both EMRE and EMCC have not earlier terminated Support and Maintenance as permitted in Section 3.12, and provided that they wish to continue Support and Maintenance, the parties agree to begin negotiating terms for ongoing Support and Maintenance at least [ * ] prior to the conclusion of the [ * ] described above.

3.11        Fees.

(a)           Software Licenses.  In consideration of the software license rights granted above, EMRE will pay to Symyx Software a total of [ * ], due on [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Support and Maintenance.

(i)           EMRE and EMCC will purchase Support and Maintenance for the Software and Developer’s Kit, for the initial year [ * ], and EMRE will pay to Symyx Software a total of [ * ].

(ii)           If EMRE and EMCC elect to purchase Support and Maintenance for the Software and Developer’s Kit, for [ * ], then EMRE will pay to Symyx Software a total of [ * ].

(iii)           If EMRE and EMCC elect to purchase Support and Maintenance for the Software and Developer’s Kit, for [ * ], then EMRE will pay to Symyx Software a total of [ * ].

(iv)           If EMRE and EMCC elect to purchase Support and Maintenance for the Software and Developer’s Kit, for [ * ], then EMRE will pay to Symyx Software a total of [ * ].

The first and each subsequent Support and Maintenance installment (if elected) is due and payable annually in advance on or before [ * ] of each year.

3.12        Renewals, Cancellations and Reinstatement.  On or before [ * ] of each annual Support and Maintenance term, the Software Committee will review the available Software Roadmap.  If EMRE and EMCC wish to continue Support and Maintenance for the next ensuing term specified in Section 3.11(b), EMRE and EMCC will provide advance notice to Symyx Software and Symyx Tech no later than [ * ] of the preceding term.  If notice is not received by [ * ], Support and Maintenance will terminate on the [ * ] immediately following.  If EMRE and EMCC elect to renew by [ * ], EMRE and EMCC may not thereafter cancel Support and Maintenance for the ensuing term unless after providing the notice described above, (a) events transpire that give ExxonMobil the right to terminate the Agreement under Sections 11.2, 11.3 or 11.4, or (b) Symyx notifies ExxonMobil it is unable to provide Support and Maintenance during the period requested; in either case EMRE and EMCC may revoke the notice previously provided to Symyx Software under this Section.  Absent such revocation, Support and Maintenance will continue in accordance with the terms of the notice and this Agreement.

If during any annual Support and Maintenance term EMRE and EMCC believe, in their commercially reasonable judgment, that Symyx Software has breached its Support and Maintenance obligations and failed to cure following due notice from EMRE and EMCC, they will submit their concerns to the Executive Committee for resolution by [ * ] of such term.  This submittal will toll the notice period for renewal referenced in the preceding paragraph.  If the Executive Committee cannot resolve the matter within [ * ] of EMRE’s and EMCC’s submission, EMRE and EMCC will be deemed to have elected not to renew for the ensuing year, and Symyx shall be required to pay EMRE [ * ] upon expiration of the then current term.  If the Executive Committee successfully resolves the matter within such [ * ], then EMRE and EMCC will be deemed to have elected to renew for the ensuing year.

Should EMRE and EMCC elect not to renew for an ensuing year under Section 3.11(b) for any reason, then at any time during the [ * ] EMRE and EMCC may elect to reinstate Support and Maintenance services effective as of the beginning of the next annual term [ * ] by providing notice to Symyx Software and Symyx Tech and paying [ * ], consisting of [ * ], plus [ * ].  The reinstatement of Support and Maintenance would be effective beginning on the following [ * ].  If Support and Maintenance is reinstated pursuant to this Section, then upon receipt of amounts described in this Section, the paid-up license described in Section 3.10(b) above will extend retroactively to versions of the Software and Developer’s Kit that have been made commercially available during the lapsed period, and thereafter as provided in Section 3.10(b) as if there were no interruption in EMRE’s and EMCC’s receipt of Support and Maintenance.  EMRE and EMCC may not use this provision to reinstate Support and Maintenance after [ * ] to a cancellation penalty after any reinstatement.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.13        Ancillary Software. In addition to the Software set forth on Exhibit D, Symyx Software agrees to make available the software (lowercase intentional) relating to Discovery Tools Systems deployed under the ATTLA, to the extent named on Exhibit L attached hereto.  EMRE, EMCC or their Majority-Owned Affiliates as of the Effective Date or Majority Owned Affiliates established after the Effective Date other than through acquisition, may use these programs in conjunction with their licensed use of the Software as provided in this Section 3.  Symyx Software agrees that it will provide bug fixes, patches and/or workarounds to such software program(s) (but not other Software Upgrades) if, as and when available for a period that is (a) coterminous with the Support and Maintenance provided with respect to the Software, or (b) for each program set forth on Exhibit L, if earlier, if and when Symyx provides a Software Upgrade to the Software that addresses the same functionality as the program (i.e., such that the functionality of the program is subsequently supported by Symyx Software as part of the Software (capitalized)).  For clarity, new functionality will not be provided under this section with respect to the programs set forth on Exhibit L.  For clarity, ancillary software for future Discovery Tools Systems will be addressed in the applicable Discovery Tools System purchase agreement.

4.             Combinatorial Chemistry License

4.1           License.  Symyx Tech hereby grants to EMRE, EMCC and their Affiliates a [ * ], non-exclusive, [ * ], irrevocable license, effective as of [ * ], under (a) [ * ] and (b) [ * ] to any of the parties collectively referred to herein as ExxonMobil under the ATTLA or hereunder, to make (but not to (i) sell or offer for sale other than to an Affiliate (ii) distribute or lease, (iii) have made except as set forth in clause (b) of the definition of [ * ], or (iv) import or export, other than to Affiliates) [ * ] having an aggregate total of [ * ] and to use such [ * ].  Subject to Symyx Tech’s receipt of the consideration described below, the license for each such [ * ] will be deemed to be fully paid-up for the life of such tool, and includes [ * ] built during the term of the ATTLA or after, subject to the dollar limitation above and other provisions set forth in this Agreement.

4.2           Specific Exclusions.  The license set forth in this Section 4 specifically excludes the right to copy or reverse engineer Symyx-designed instruments or software.  It is understood that this license does not extend to or include any [ * ] tools purchased by EMRE, EMCC or their Affiliates from a Third Party and used in any manner, and that the costs of such [ * ] tools will not be included in determining the aggregate total of ExxonMobil Combinatorial Chemistry Tool Costs even if incorporated as a component of an ExxonMobil Combinatorial Chemistry Tool.

4.3          Consideration.  As consideration for the license granted above,

(a) EMRE agrees to pay Symyx Tech [ * ] in the aggregate [ * ], and the license granted to EMRE, EMCC and their Affiliates in Section 4.1 will be considered fully paid-up upon receipt by Symyx of such payment and Symyx Tech’s receipt of all amounts due to it pursuant to Sections 8.05 and 8.06 of the ATTLA;

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           EMRE and EMCC hereby grant to Symyx a [ * ], non-exclusive, [ * ], irrevocable license under [ * ] including Combinatorial Chemistry Know-How developed by an ExxonMobil Affiliate to which rights pursuant to the ATTLA or this Agreement have been extended, in connection with any Discovery Tools System and otherwise as may be useful in Symyx’s current or future business, except that (i) [ * ]; and (ii) Symyx may not [ * ].

(c)           EMRE and EMCC hereby grant to Symyx a [ * ], worldwide, non-exclusive, [ * ], irrevocable license, under any ExxonMobil DTools Improvements developed by ExxonMobil [ * ], to use such DTools Improvements in connection with any Discovery Tools System and otherwise as may be useful in Symyx’s current or future business, except that (i) Symyx may not sublicense [ * ]; and (ii) Symyx may not [ * ].

4.4           Disclosure. EMRE and EMCC agree to disclose annually to Symyx Tech (a) any ExxonMobil DTools Improvements made by it during [ * ], and not previously disclosed to Symyx Tech, [ * ], (b) the aggregate total of ExxonMobil Combinatorial Chemistry Tool Costs for ExxonMobil Combinatorial Chemistry Tools deployed by it [ * ] or not previously disclosed to Symyx Tech, and (c) a listing of [ * ] or not previously disclosed to Symyx Tech.  In no event will a party's failure to provide any of notices (a) through (c) be deemed to be a breach of a material obligation under this Agreement.  It is understood that EMRE and EMCC will have no obligation to disclose to Symyx any details regarding a specific use or application of an ExxonMobil Combinatorial Chemistry Tool or a Symyx Discovery Tools System, any ExxonMobil Confidential Information relating to processes or materials, or details as to how ExxonMobil arrived at an ExxonMobil DTool Improvement.

4.5           Confidentiality.  For clarity, the license granted in Section 4.1 above, and the license granted to Symyx under the ExxonMobil Combinatorial Chemistry Know-How set forth in Section 4.3(b) above are subject to the confidentiality obligations set forth in Section 8.

4.6           Disclaimer.  THE SYMYX ENTITIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SYMYX COMBINATORIAL CHEMISTRY PATENT RIGHTS OR SYMYX COMBINATORIAL CHEMISTRY KNOW HOW, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY SYMYX COMBINATORIAL CHEMISTRY PATENT RIGHTS OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. EMRE AND EMCC MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE EXXONMOBIL COMBINATORIAL CHEMISTRY PATENT RIGHTS OR EXXONMOBIL COMBINATORIAL CHEMISTRY KNOW HOW, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY EXXONMOBIL COMBINATORIAL CHEMISTRY PATENT RIGHTS OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

5.             Tools Systems

5.1           ATTLA Purchases.  Any purchase agreement for a Discovery Tools Systems entered into [ * ] is subject to the terms of the ATTLA, irrespective of the delivery date of the Discovery Tools System.  Any purchase agreement for a Discovery Tools System entered into after [ * ] will be pursuant to the provisions of this Section 5.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2           Procedure.  After [ * ], if EMRE or EMCC (or an Affiliate to which EMRE or EMCC has extended rights pursuant to Section 5.12) wishes to acquire a Discovery Tools System hereunder, it will notify Symyx Tools.  When the specifications for the Discovery Tools System are finalized, Symyx Tools will provide EMRE, EMCC or the Affiliate (as applicable) with a detailed estimate, consistent with Exhibit C, of the Tools Cost for the Discovery Tools System.  If EMRE, EMCC or the Affiliate (as applicable) elects to proceed with acquisition of the Discovery Tools System, then EMRE, EMCC or the Affiliate (as applicable) and Symyx Tools will enter into an agreement that specifies the description of the Discovery Tools System, the anticipated Tools Price for the system based on the detailed cost estimate, and other relevant terms and conditions, including exclusivity provisions (pursuant to Section 5.4), if any. Symyx Tools will use commercially reasonable efforts to deliver each Discovery Tools System within [ * ] of the effective date of the applicable agreement.

(a)           Revised Cost Estimates; Notification of Cost Overruns.  Symyx Tools will provide to EMRE, EMCC or the Affiliate (as applicable) periodic (at least quarterly) revised estimates of the anticipated Tools Cost during fabrication of a Discovery Tools System.  If Symyx Tools believes that the Tools Cost of a Discovery Tools System is likely to exceed the original detailed cost estimate, Symyx Tools will provide prompt written notice thereof to EMRE, EMCC or the Affiliate (as applicable), together with an estimate of the anticipated amount of the cost overrun and an explanation of the reasons therefor.  Symyx Tools will cooperate and make all changes reasonably requested by EMRE, EMCC or the Affiliate (as applicable) to mitigate the cost overrun.  If there are change orders, or if the parties approve changes in the design or components of the Discovery Tools System that EMRE, EMCC or the Affiliate (as applicable) requests, the parties will negotiate appropriate adjustments to the applicable cost estimate and pricing of the Discovery Tools System.

(b)           Responsibility for Cost Overruns.  EMRE, EMCC or the Affiliate (as applicable) will pay Symyx Tools, pursuant to Section 5.3, for each Discovery Tools System, provided that the actual Tools Cost for the system does not exceed [ * ] of the original detailed cost estimate provided pursuant to Section 5.2 (as adjusted for changes pursuant to Section 5.2(a) above).  If the actual Tools Cost for a system exceeds [ * ] of the detailed cost estimate (as adjusted), then the excess (i.e., the amount by which the actual Tools Cost exceeds [ * ] of the original detailed cost estimate (as adjusted)) will not be subject to the price multiplier set forth in Section 5.3, and EMRE, EMCC or the Affiliate (as applicable) will reimburse Symyx Tools only for [ * ] of the excess.

5.3          Tools Price.  If EMRE, EMCC or an Affiliate places a binding order with Symyx Tools for the purchase of a Discovery Tools System hereunder between [ * ], then EMRE, EMCC or their Affiliate (as applicable), will pay Symyx Tools a Tools Price for such Discovery Tools Systems equal to [ * ].  For clarity, the foregoing sentence acts as an amendment to Section 7.03 of the ATTLA. The Tools Price is exclusive of federal, state, and local excise, sales, use, and similar taxes.  EMRE, EMCC or their Affiliate (as applicable) will be liable for and pay all applicable taxes (other than taxes imposed on or measured by net income) appropriately invoiced by Symyx Tools, unless EMRE, EMCC or their Affiliate (as applicable) provides Symyx Tools with a properly executed tax exemption certificate prior to delivery of an invoice setting forth any such taxes.  None of EMRE, EMCC or a purchasing Affiliate will be liable for any federal, state, or local income tax, franchise tax, or similar tax based upon Symyx Tools’ income.  In addition to the Tools Price, EMRE, EMCC or their Affiliate (as applicable) will bear all costs for transportation, shipping, and insurance expenses in respect of shipment to a delivery point designated by EMRE, EMCC or their purchasing Affiliate.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.4           Limited Exclusivity.

(a)           For the purposes of Tools Limited Exclusivity and Section 7.05(c)(ii) of the ATTLA, the completion date of Research Projects will be [ * ] for those Research Projects that continue beyond [ * ] as “Extended Projects” in accordance with the terms of this Agreement.  Further, any Discovery Tools System whose development was started under the ATTLA and completed under this Agreement shall be eligible for limited exclusivity pursuant to the ATTLA For clarity, the foregoing sentence acts as an amendment to Section 7.05(c)(ii) of the ATTLA.

(b)           With respect to Tools Limited Exclusivity as provided in Section 7.05 of the ATTLA, EMRE or EMCC may notify Symyx Tech and Symyx Tools that it wishes to discuss additional exclusivity provisions for certain Discovery Tools Systems, and the terms and conditions therefor. Symyx Tech and Symyx Tools agree to discuss such desires in good faith. This provision does not obligate any party to agree to any such additional provisions or the terms and conditions therefor.

5.5           Tools License.  Subject to the terms and conditions of this Agreement, Symyx Tools hereby grants to EMRE, EMCC or the purchasing Affiliate (as applicable) the following licenses in connection with any specific Discovery Tools System delivered to such entity under this Agreement, in each case for the life of such Discovery Tools System, a non-exclusive, irrevocable, [ * ] (except as provided in Section 5.12), [ * ] license:

(a)           under the Symyx Combinatorial Chemistry Patent Rights, to use each Discovery Tools System as delivered hereunder solely for the ExxonMobil Internal Activities;

(b)           to install and use the software delivered with each Discovery Tools System as delivered hereunder, on the computer workstations delivered in connection therewith (and any replacements thereof) solely in connection with the operation of such Discovery Tools System by EMRE, EMCC or the purchasing Affiliate (as applicable) for the ExxonMobil Internal Activities (Symyx does not provide, and EMRE, EMCC and their Affiliates are responsible to secure or use, their own Oracle database and operating system and appropriate licenses thereto);

(c)           to use the Symyx Combinatorial Chemistry Know How in connection solely with the operation of each Discovery Tools System as delivered hereunder, solely for the ExxonMobil Internal Activities or as otherwise expressly provided herein; and

(d)           subject to Section 5.6 below, to modify Symyx-built and delivered Discovery Tools Systems (including modifying the software provided with a Discovery Tools System pursuant to the licenses granted in Section 3.2(b) and (c)), whether the Discovery Tools System is acquired pursuant to the ATTLA or hereunder.

The licenses granted above are transferable to any ExxonMobil Affiliate to which the Discovery Tools System has been transferred, but only for use in the research, development, and commercialization activities of such Affiliate (consistent with the definition of ExxonMobil Internal Activities if such Affiliate is substituted for EMRE or EMCC in that definition).  These licenses will be deemed paid up for each Discovery Tools System upon Symyx Tools’ receipt of the Tools Price.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.6           Limitations on Modification.  The modification license granted in Section 5.5(d) does not include the right to modify a Discovery Tools System to [ * ].  For clarity, [ * ].

5.7           Legend.  All copies of the Discovery Tools System delivered hereunder and any accompanying software and related documentation may include Symyx’s copyright, trademarks, patent numbers, and other proprietary notices in the manner in which such notices were placed by Symyx Tools.  Further, Symyx Tools may label any such system with a permanent non-erasable identification label including Symyx’s name, a model number, a sequential serial number, date of manufacture, location manufactured, and specification version to which the system was manufactured.  EMRE, EMCC and their Affiliates to which rights have been extended pursuant to Section 5.12 will not knowingly remove, obscure, or alter copyright notices, trademarks, patent numbers or other proprietary rights notices affixed to or contained within any such system or software.

5.8           Limited Discovery Tools System Warranty.  Symyx Tools warrants to EMRE that each Discovery Tools System sold and licensed by Symyx Tools to EMRE and deployed at EMRE will conform in all material respects with the specifications for such System and will meet the acceptance criteria for such Discovery Tools System during the Warranty Period.  Symyx Tools warrants to EMCC that each Discovery Tools System sold and licensed by Symyx Tools to EMCC and deployed at EMCC or other Affiliate, and elected by EMCC to receive warranty support pursuant to Section 5.8(c) below, will conform in all material respects with the specifications for such Discovery Tools System and will meet the acceptance criteria for such Discovery Tools System during the Warranty Period.  The Warranty Period for particular Discovery Tools Systems is as set forth below.  Symyx does not warrant that any Discovery Tools System will meet the requirements of EMRE, EMCC or their Affiliates, or that the operation of any Discovery Tools System will be uninterrupted or error free or that any Discovery Tools System will be compatible with other hardware or software that EMRE, EMCC or their Affiliate may elect to operate with any Discovery Tools System.  If any Discovery Tools System does not meet the warranty specified above during the Warranty Period, Symyx Tools will, at its option, repair or replace at no cost any defective or nonconforming Discovery Tools System (or component thereof).  Symyx Tools will accomplish such repair or replacement as quickly as is commercially practicable.  The foregoing warranties and remedies will be void as to any Discovery Tools System, components, or associated software damaged or rendered unserviceable by: (a) the acts or omissions of personnel other than Symyx employees and Symyx contractors; (b) misuse, abuse, neglect, theft, vandalism, fire, water, or other peril; (c) modification of, alteration of, or additions to any Discovery Tools System or associated software performed by non-Symyx personnel; or (d) non-conformities arising from use of any Discovery Tools System with any other hardware, software, firmware, devices, or other products, including ExxonMobil DTool Improvements.

(a)           Tools Systems Acquired Under This Agreement. The initial Warranty Period for each Discovery Tools System acquired by EMRE, EMCC or an Affiliate under this Agreement will be as set forth in the agreement applicable to that Discovery Tool System, but will in no event be for [ * ].  The price for the initial warranty will be calculated in accordance with the formula in Section 5.8(d) below.

(b)           ATTLA Tools Systems Deployed at EMRE.  The warranty set forth above will apply to Discovery Tools Systems deployed at EMRE on or after the Effective Date and acquired under the ATTLA or hereunder. The Warranty Period will begin for each such EMRE Discovery Tool System [ * ], and will end on [ * ].  If the warranty acquired pursuant to the purchase agreement for an EMRE Discovery Tools System has already expired as of the Effective Date, then its Warranty Period will begin on the Effective Date and continue through [ * ].  If the warranty acquired pursuant to the purchase agreement for an EMRE Discovery Tool System expires after [ * ], such EMRE Discovery Tool System will not fall under the warranty set forth above.  In exchange for this extended warranty, EMRE agrees to pay to Symyx Tools a per annum price for the extended warranty for each such tool as provided in Section 5.8(d) below, [ * ] and prorated for the time each EMRE Discovery Tool System will be covered under that extended warranty.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           ATTLA Tools Systems deployed at EMCC and Affiliates Other Than EMRE. EMCC may elect to have the limited tools warranty set forth above apply (as of the Effective Date hereof) to Discovery Tools System already deployed at EMCC or another Affiliate as of the Effective Date hereof (i.e., those acquired under the ATTLA), by providing notice to Symyx Tools at least [ * ] before the expiration of the existing warranty period for such Discovery Tool System under the ATTLA and the relevant Discovery Tools Agreement. EMCC may also select an extended warranty period, subject to a minimum commitment (for each separate Discovery Tool System) of [ * ].  If the existing ATTLA warranty for a particular Discovery Tool System is extended beyond [ * ], EMCC must commit to an extended warranty period through [ * ]. If the first extended warranty period under this provision ends before [ * ], EMCC will have the right to request a second extended warranty period for a particular Discovery Tool System, again with the minimum commitment described above; provided, that Symyx has the right not to agree to the second period for any reason.  EMCC agrees to pay to Symyx Tools a per annum price (for each Discovery Tools System covered under this provision) for any extended warranty hereunder as provided below. [ * ]:

    Annual Warranty Payments for ATTLA Tools Systems
    Deployed at EMCC and other Affiliates (US$)           [ * ]

(i)           Special Notice Period.  If EMCC wishes to have the warranty in Section 5.8 above apply to Discovery Tools Systems deployed at EMCC or another Affiliate other than EMRE as of the Effective Date hereof, and the ATTLA warranty period for such Discovery Tools System(s) (a) has already expired, or (b) expires between [ * ], EMCC must provide notice to Symyx Tools of its election to extend the warranty within [ * ].

(d)           Basic Warranty Price. The per annum warranty cost for each Discovery Tools System will be equal to [ * ].

(e)           Except as provided in clause (c)(i) of this Section, whereby EMCC may reinstate lapsed warranty on certain Discovery Tools Systems, Symyx will have no obligation to provide warranty coverage or support on any Discovery Tools System deployed at EMCC or an Affiliate other than EMRE for which warranty coverage has lapsed, whether before or after the Effective Date. The parties’ obligations to provide and receive warranty coverage (respectively) will terminate on [ * ].

5.9           Disclaimer.  EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN SECTION 5.8, OR AS MAY BE PROVIDED FOR A PARTICULAR DISCOVERY TOOL SYSTEM IN THE APPLICABLE TOOLS PURCHASE AGREEMENT, SYMYX MAKES AND NEITHER EMRE NOR EMCC RECEIVES ANY  WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE IN ANY PROVISION OF THIS AGREEMENT OR OTHER COMMUNICATION WITH EMRE OR EMCC WITH RESPECT TO ANY DISCOVERY TOOLS SYSTEM DELIVERED UNDER THIS AGREEMENT, AND SYMYX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.10        Source Code.  During the Term, Symyx will ensure that the latest versions of the software delivered in connection with a Discovery Tools System delivered hereunder are included in the materials provided to the escrow agent pursuant to Section 3.9, pursuant to the escrow agreement referenced therein.

5.11        Restrictions.

(a)           Restrictions on ExxonMobil.  Except as expressly set forth above, none of EMRE, EMCC or their Affiliates will: (a) reproduce, distribute, copy, sell, lease, license or sublicense any Discovery Tools System delivered hereunder or components thereof or accompanying software (other than for back-up purposes), or any documentation directly related thereto (other than as reasonably required in connection with the use or operation of the Discovery Tools System); (b) use the Discovery Tools System delivered hereunder, components thereof or accompanying software other than as licensed above; (c) use the software delivered with any Discovery Tools System delivered hereunder in connection with any system or equipment other than the Discovery Tools System; (d) attempt to reverse engineer, disassemble, decompile, or otherwise attempt to derive source code from such software; (e) modify, translate, enhance, or create derivative works based on the Software or the Developer’s Kit Software; or (f) use such software in any time-sharing or other multi-user network or service bureau.  EMRE and EMCC (as the case may be) will use commercially reasonable efforts to prevent any Affiliate or Third Party who has gained access to the Software, Developer’s Kit Software, or any Software Customization through its actions or omissions from engaging in any of the activities prohibited by this Section.  The party through which access was acquired (EMRE or EMCC, as applicable), will assume responsibility for such actions by such Affiliates or Third Parties to the same extent as if it had engaged in such activities itself.  Further, EMRE and EMCC will ensure that access to the software accompanying any Discovery Tools System hereunder is limited to employees and in-house contract personnel of (i) EMRE, (ii) EMCC, (iii) Majority-Owned Affiliates to which rights have been extended pursuant to this Section 5 and (iv) Affiliates and Third Parties approved by Symyx Tech in writing (with such approval not to be unreasonably withheld); in each case, who are working directly with such Discovery Tools System and solely on the computer workstations provided therewith (or replacements thereof).  Neither EMRE nor EMCC will provide access to any Discovery Tools System to any Third Party, except in connection with the use of such Discovery Tools System by EMRE or EMCC pursuant to the terms of this Agreement.

(b)           Restrictions on Symyx. [ * ]

At any time, Symyx may provide ExxonMobil credible evidence showing that the ExxonMobil Strategic Confidential Information at issue falls within one or more of the exceptions in Section 8.4.  If Symyx disagrees with ExxonMobil’s position, Symyx may submit the issue to the Advisory Committee for resolution.

For clarity, the foregoing acts as an amendment of Section 7.13.2 of the ATTLA.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.12        Right to Extend Licenses to Affiliates.  Subject to the terms and conditions of this Agreement, EMRE or  EMCC may extend the licenses and rights granted in this Section 5.12 to any of their Affiliates (but such Affiliates will have no right to grant any further extensions) for use in the research, development, and commercialization activities of such Affiliates (consistent with the definition of ExxonMobil Internal Activities if such Affiliate is substituted for EMRE or EMCC in that definition), provided that EMRE and EMCC are not then in default with respect to any of their obligations to Symyx under this Section 5.  Any such extension must be in writing, accepted in writing by such Affiliate, and provided to Symyx upon request.  Obligations and restrictions imposed on EMRE and EMCC in this Agreement will apply equally to such Affiliates, and the operations of such Affiliate will be deemed to be the operations of the party extending such rights.  EMRE or EMCC (as appropriate) will remain primarily responsible for the performance of Affiliates to which it extends rights hereunder.  A license extended under this Section will automatically terminate for a given entity when that entity ceases to be an Affiliate (if it has not terminated sooner). Notwithstanding the above, EMRE, EMCC, or their Affiliates may take Third Parties on tours of ExxonMobil facilities that contain Discovery Tools Systems provided that (i) such Third Parties are not instrument manufacturers, software vendors or Third Party providers of Combinatorial Chemistry services (in which event prior Symyx written approval would be required); (ii) photographs, video or other recordings of Discovery Tools Systems are not permitted; and (iii) no written information is provided with respect to such Discovery Tools Systems.

5.13        Indemnification.

(a)           Subject to the provisions of Section 10.4, if any legal proceedings are brought by a Third Party [ * ], against EMRE, EMCC or their Affiliates claiming that any Discovery Tools System delivered to that party pursuant to this Section 5 infringes a Third Party’s trade secret directed to [ * ] or a claim of a Third Party’s patent directed to [ * ] and [ * ], Symyx will defend the same at its expense and pay any costs, damages, and attorney fees finally awarded or negotiated as a result of settlement or judgment against EMRE, EMCC or the ExxonMobil Affiliate. Symyx may not settle or compromise any such litigation in a manner that would impose cumulative damages upon EMRE, EMCC or the Affiliate beyond the limitation set forth in this Section without the consent of the affected party. EMRE, EMCC and their Affiliates may not settle or compromise any such litigation in a manner that would adversely affect Symyx’s intellectual property rights with respect to such Discovery Tools System.  Symyx will have no liability for any claim hereunder based on the incorporation into any Discovery Tools System of any ExxonMobil DTool Improvement, modification by EMRE, EMCC or their Affiliate(s), or any other hardware or software if such claim would have been avoided had such ExxonMobil DTool Improvement, such modification, or other hardware or software not been incorporated into or used with such Discovery Tools System.

(b)           If any such legal proceeding is brought, or in Symyx’s opinion is reasonably likely to occur, Symyx may, at its option, (1) replace or modify the Discovery Tools System or parts thereof to render it non-infringing, or (2) procure for ExxonMobil or such Affiliate the right to continue using such Discovery Tools System, [ * ]. This clause (b) does not limit Symyx’s obligations under clause (a).

(c)           The foregoing provisions of this Section state the entire liability and obligations of Symyx with respect to any alleged or actual infringement of Third-Party intellectual property rights by any Discovery Tools System delivered hereunder or any part thereof.  Symyx’s total liability under any cause of action arising under this Section 5 is limited to [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.14        Cooperation. Symyx will provide reasonable assistance to EMRE or EMCC if they want to conduct a freedom to operate study or studies with respect to a Discovery Tools System or a potential Discovery Tools System developed (in whole or in part) under this Agreement or contemplated to be delivered to EMRE or EMCC or a Majority-Owned Affiliate pursuant to this Section 5.

6.             Financial Terms

6.1           EMRE and/or EMCC (as indicated herein) agrees to pay:

(a)           In consideration of planned FTE time to be spent by Symyx personnel to conduct the Extended Projects, EMRE or EMCC (as applicable) will pay Symyx Tech [ * ];

(b)           In consideration of planned FTE time to be spent by the Software deployment FTE, EMRE will pay Symyx Software [ * ];

(c)           EMRE will pay to Symyx Software the amounts set forth in Section 3.11, in exchange for the Software Licenses granted under Sections 3.2 and 3.5, and the Support and Maintenance Services to be provided in accordance with Section 3.10(a).  Amounts under Section 3.11(a) are payable on or before [ * ].  Amounts under Section 3.11(b) are payable [ * ];

(d)           EMRE will pay to Symyx Tech the amounts set forth in 4.3(a), in consideration of the license granted in Section 4.1;

(e)           EMRE or EMCC (as applicable) will pay to Symyx Tech the [ * ], in consideration of planned FTE time to be spent by Symyx personnel to conduct any New Projects or Directed Research Services to which the parties may agree;

(f)            In consideration of extending the warranty on deployed Discovery Tools Systems at EMCC or an Affiliate other than EMRE, if and to the extent elected by EMCC under section 5.8(c)(i), EMCC will pay to Symyx Tools the amounts set forth in Section 5.8(d) in accordance with Section 6.3, to be invoiced on or after the Effective Date;

(g)           In consideration of extending the warranty on deployed Discovery Tools Systems at EMRE, EMRE will pay to Symyx Tools the amounts set forth in Section 5.8(d) in accordance with Section 6.3, to be invoiced on or after the Effective Date;

(h)           In consideration of extending the warranty on each subsequent Discovery Tools System at EMRE that falls out of warranty, EMRE will pay to Symyx Tools the amounts set forth in Section 5.8(d) in accordance with Section 6.3, but in any event at least [ * ];

(i)            EMRE or EMCC (as applicable) will pay Symyx Tools for any further warranty extension(s) as may subsequently be agreed by the parties;

(j)            EMRE or EMCC (as applicable) will pay the relevant Symyx entity for other services as may be agreed by the parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2           Invoices.  The applicable Symyx entity will submit invoices to the applicable ExxonMobil entity for the amounts due under this Agreement, to the following address (or such other addresses as such entity may designate in writing):

ExxonMobil Research and Engineering Company           ExxonMobil Chemical Company
[ * ]

6.3           Payments.

(a)           EMRE and EMCC agree to pay all undisputed amounts for which it is responsible within thirty (30) days following receipt of an acceptable invoice therefor, or on the due date for such payment if the due date is later than [ * ] after receipt of the invoice. Amounts paid under this Agreement are non-refundable and non-creditable.

(b)           EMRE and EMCC will make payments in U.S. dollars by bank wire transfer in immediately available funds according to the following instructions, unless otherwise instructed by Symyx Tech in writing:

Payments to Symyx Tech:
[ * ]

Payments to Symyx Tools:
[ * ]

Payments to Symyx Software:
[ * ]

(c)           Payments not paid on the date due will bear interest as follows: [ * ]; but in no event will the rate of interest exceed the maximum rate permitted by law in the event such rate is lower than the rate in (ii) or (iii).

(d)           Symyx Tech may assign the right to receive payments to Symyx Software or Symyx Tools, and each of Symyx Software or Symyx Tools may assign the right to receive payments to the other, or to Symyx Tech.  If a Symyx entity so notifies ExxonMobil in writing of this assignment, ExxonMobil will thereafter direct payments to the assignee.

Nothing in this Section will prejudice any other rights or remedies available to any of EMRE, EMCC or Symyx under this Agreement, at law, or in equity.

6.4           Records. Each party hereto will keep complete, true and accurate books of account and records for the purpose of determining the performance of such party’s obligations under this Agreement.  Such books and records will be kept for at least [ * ] following termination of this Agreement.  Such records will be open for inspection during this period by the internal audit staff of the inspecting party or by a public accounting firm to whom the inspected party has no reasonable objection, solely to confirm performance of such party’s obligations under this Agreement.  If necessary, the inspecting party may reproduce records during the course of an audit.  If records are reproduced, they will be returned or destroyed at the conclusion of the audit or following resolution of any disputed items.  Inspections may be made no more than [ * ], at reasonable times and on reasonable notice. The inspecting party will bear the costs of the inspection. The inspected party will promptly pay undisputed unpaid amounts that are discovered, together with interest thereon from the date such payments were due, at the lesser of (a)[ * ]; or (b) the maximum rate permitted by law.  The inspected party may require the inspecting auditors to sign a reasonable confidentiality agreement as a condition precedent to the inspection and the inspecting auditors may report to the inspecting party only information that is necessary to confirm performance of the inspected party’s obligations under this Agreement.  Information learned in the course of any inspection will be considered Confidential Information of the inspected party.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.5           Tax Matters.  EMRE and/or EMCC as specified herein will make payments to the Symyx entities with deduction for withholding imposed on cross-border transactions by the payor’s tax jurisdiction (“Withholding Taxes”).  EMRE or EMCC (as applicable) will provide the applicable Symyx entity a certificate evidencing payment of any Withholding Taxes hereunder.  The parties will exercise diligent efforts to ensure that any Withholding Taxes imposed are deemed necessary and are reduced as far as possible under provisions of any applicable treaties.

6.6           Financial Responsibility.  If  any of the entities herein collectively referred to as Symyx  has a “Quick Ratio” of less than [ * ], EMRE and/or EMCC (as the case may be) may, upon written notice to Symyx, replace any advance quarterly payments due hereunder with monthly payments made in advance for each month.  Such action by EMRE and/or EMCC (as the case may be) shall not constitute a breach of any payment obligations to Symyx under the terms of this Agreement.  “Quick Ratio” as used in this Section 6.6 shall mean [cash + cash equivalents + marketable or available-for-sale securities (including all non-current securities, if any) + accounts receivable] divided by current liabilities.

7.             Management

7.1           Research Committee.

(a) Symyx Tech and EMRE or EMCC (each for Projects it participates in), will maintain the research committee for any Extended Project or establish a new research committee for any New Project or Directed Research (“Research Committee”) to: (i) recommend metrics for the Project used to assess progress against the Annual Project Goals; (ii) determine the format and frequency for reporting research results for the Project; (iii) monitor and report technical progress to the Advisory Committee; (iv) modify the Research Plan as needed within the scope of the Project; (v) recommend necessary modifications to the criteria used to define Lead Materials; (vi) recommend changes in the Project to the Advisory Committee; (vii) resolve issues assigned to the Research Committee in this Agreement; and (viii) ensure open communications among the parties.  As directed by the Research Committee from time to time for any given Project, the applicable Symyx entity will provide to the applicable ExxonMobil entity results from the characterization of Materials that have been characterized in the Project, such additional information with respect to such Materials as is reasonably available or obtainable, and at the applicable ExxonMobil entity’s request and expense, reasonable quantities of a reasonable number of characterized Materials for further characterization by or on behalf of EMRE or EMCC (as applicable).

(b)           Membership; Decisions.  The Research Committee for each Project will initially consist of [ * ]. Symyx Tech and the relevant party (EMRE or EMCC) will designate [ * ]. If both EMRE and EMCC are participating in a given Project, then they shall each be entitled to designate [ * ] from ExxonMobil.  The parties on the Research Committee may increase this number, but the Research Committee must always consist of an equal number of members designated by Symyx entities and ExxonMobil entities.  A party may replace its respective Research Committee members upon written notice to the others. Research Committee decisions must be unanimous.  If the Research Committee cannot reach unanimity on a matter, any party may refer it to the Advisory Committee.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Meetings.  The Research Committees will meet at regular intervals (at least quarterly) at locations and times to be agreed by the parties represented.  The Research Committee may permit other representatives of Symyx or ExxonMobil to attend Research Committee meetings as observers.  Research Committee members may participate in any meeting in person, by telephone, or by videoconference.  Symyx personnel will prepare a written technical report of each Research Committee meeting, summarizing the assessments and conclusions of the Research Committee regarding the progress of the Project, detail any changes to the Research Plan deemed necessary by the Research Committee and, where applicable, include recommendations to the Advisory Committee in accordance with Section 7.1(a).  Research Committee members may comment on, and correct any inaccuracies in, the report. When the Research Committee is unanimously satisfied with the report, a copy will be provided to each member of the Advisory Committee.

7.2           Software Committee.

(a)           Upon execution of this Agreement, Symyx Software and ExxonMobil will establish a software committee ("Software Committee") to develop annual goals for use of, and address day-to-day operational issues related to, the Software and any other software (lower case intentional) provided by Symyx.  This committee will continue for so long as EMRE and EMCC receive Support and Maintenance under this Agreement.  The parties will mutually agree on the roles and responsibilities of the Software Committee, to be endorsed by the Advisory Committee at the first meeting of the Advisory Committee held in 2008.

(b)           Membership; Decisions.  The Software Committee will initially consist of [ * ]. Symyx will designate [ * ] and each of EMRE and EMCC will designate [ * ]. The parties may increase this number, but the Software Committee must always consist of an equal number of members designated by Symyx and ExxonMobil.  A party may replace its respective Software Committee member(s) upon written notice to the others. Software Committee decisions must be unanimous.  If the Software Committee cannot reach unanimity on a matter, any party may refer it to the Advisory Committee.

(c)           Meetings.  The Software Committee will meet at regular intervals at locations and times to be agreed by the parties.  The Software Committee may permit other representatives of Symyx or ExxonMobil to attend meetings as observers.  Software Committee members may participate in any meeting in person, by telephone, or by videoconference.  Symyx personnel will prepare a written technical report of each Software Committee meeting, summarizing the assessments and conclusions of the Software Committee.  Software Committee members may comment on, and correct any inaccuracies in, the report.  When the Software Committee is unanimously satisfied with the report, a copy will be provided to each member of the Advisory Committee or, if the Advisory Committee has been dissolved, then to each of the parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.3          Advisory Committee.

(a)           Symyx and ExxonMobil will establish an advisory committee (“Advisory Committee”) consisting of [ * ].  Symyx will designate [ * ], and EMRE and EMCC will each designate [ * ].  The Advisory Committee members are empowered to (i) approve or establish metrics used to assess progress against the Annual Project Goals, (ii) oversee the direction of the overall relationship between ExxonMobil and Symyx and the progress toward achieving the Annual Project Goals, (iii) resolve any issues referred to it by the Research Committees, (iv) resolve issues with respect to personnel; (v) agree upon initiation and termination of Projects, agree upon allocation of resources for Projects and approve the technical scope of Projects, (vi) decide upon changes in criteria used to define Lead Materials, and (vii) decide upon any other changes in Projects recommended by the Research Committees.

(b)           A party may replace its respective Advisory Committee members upon written notice to the others.  The parties will endeavor to ensure that Advisory Committee members are not exposed to information they would be obligated to hold in confidence hereunder, except as necessary to enable the Advisory Committee to perform its obligations under this Agreement or as agreed in writing by the parties. Advisory Committee decisions must be unanimous.  If the Advisory Committee cannot reach unanimity on a matter, representatives of Symyx, EMRE or EMCC on the Advisory Committee may refer the matter to the Executive Committee.

(c)           The Advisory Committee will meet at least annually at mutually agreed locations and times, and members of the Advisory Committee may participate in any such meeting in person, by telephone, or by videoconference. The Advisory Committee may permit other representatives of Symyx or ExxonMobil to attend Advisory Committee meetings as observers.  The Advisory Committee will prepare a written report of each Advisory Committee meeting, summarizing the decisions reached by the Advisory Committee on any issues referred to it by the Research Committees and providing directions, as necessary, to the Research Committees.  Advisory Committee members may comment on, and correct any inaccuracies such report. When the Advisory Committee is unanimously satisfied with the report, a final report will be issued.

7.4           Executive Committee.

(a)           The parties will establish an Executive Committee, consisting of [ * ] of Symyx and [ * ] of each of EMRE and EMCC (“Executive Committee”).  The Executive Committee representatives are empowered to (a) resolve issues referred by the Advisory Committee and (b) manage the overall relationship between ExxonMobil and Symyx.

(b)           A party may replace its Executive Committee members upon written notice to the others. Executive Committee decisions must be unanimous.  If the Executive Committee cannot reach unanimity with respect to a matter before it, Section 12.17 will apply.

(c)           The Executive Committee will meet as necessary at mutually agreed locations and times. Executive Committee members may participate in any such meeting in person, by telephone, or by videoconference.  The Executive Committee may allow other representatives of Symyx or ExxonMobil to attend Executive Committee meetings as observers.  The Executive Committee will prepare a written report of each Executive Committee meeting, detailing the decisions reached by the Executive Committee on any issues referred to it by the Advisory Committee and providing directions, as necessary, to the Advisory Committee.  Executive Committee members may comment on, and correct any inaccuracies in, such reports. When the Executive Committee is unanimously satisfied with the report, a copy will be provided to the Advisory Committee.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.             Confidentiality

8.1           General.  The parties acknowledge that it may be necessary to exchange Confidential Information as part of the research and development activities carried out under this Agreement.  Symyx and ExxonMobil will each limit disclosure of Confidential Information to that reasonably necessary for performance of this Agreement and will , as between them, solely determine the scope and content of Confidential Information to be disclosed hereunder. Symyx and ExxonMobil will not intentionally disclose to each other business information unrelated to the research and development activities carried out under this Agreement.

8.2           Non-Disclosure and Use.

(a)           “Recipient” means (i) any of the Symyx entities when they receive Confidential Information from either EMRE or EMCC and (ii) one of the ExxonMobil entities when they receive Confidential Information from one of the Symyx entities.  “Discloser” means (i) any of the Symyx entities when they provide Confidential Information to any of the ExxonMobil entities and (ii) any of the ExxonMobil entities when they provide Confidential Information to any of the Symyx entities).  For a period of [ * ], the Recipient of another party’s Confidential Information will:

(i)            maintain the Discloser’s Confidential Information in confidence, and will use the Confidential Information solely in furtherance of performing its obligations hereunder;

(ii)           limit access to Discloser’s Confidential Information to those of its employees, contractors, Affiliates, and Licensees having reasonable need to know such information in connection with this Agreement and who have agreed in writing to confidentiality obligations and use restrictions at least as restrictive as those undertaken by Recipient under this Agreement; and

(iii)           not provide access to the Confidential Information to any other persons without the prior written consent of the Discloser.  Any person to whom Recipient discloses Confidential Information will be subject to the same disclosure and non-use obligations as Recipient. Recipient will specifically notify any person to whom such Confidential Information is disclosed by the Recipient of the confidentiality obligations and use restrictions regarding such Confidential Information.  Recipient will be responsible and accepts liability for the non-fulfilment of these obligations by any person given access to the Discloser’s Confidential Information by the Recipient.

(b)           Notwithstanding clause (a) above, a Recipient may disclose the Discloser’s Confidential Information, and extend the right to use the Discloser’s Confidential Information, to Recipient’s Affiliates that are obligated to comply with the confidential obligations and usage restrictions imposed on the Recipient with respect to the Discloser’s Confidential Information.

8.3           Symyx will not, without the prior written consent of either EMRE or EMCC (as applicable), perform, have performed, or allow to be performed any chemical or other physical analysis on any ExxonMobil Proprietary Materials to determine the chemical composition or identity of such material.  Symyx will safeguard any ExxonMobil Proprietary Material provided by ExxonMobil or its Affiliates for use in a Project or otherwise under this Agreement, and will use reasonable efforts, but not less than efforts it uses with respect to its own materials, to prevent its employees, except those employees involved in the Project from acquiring, samples of such material.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.4           The obligations under this Agreement with respect to Confidential Information will not apply to information or material that:

(a)           is or subsequently falls within the public domain, without breach of this Agreement;

(b)           was already in the Recipient’s possession or known by the Recipient on a non-confidential basis prior to receipt from the Discloser, as evidenced by its written records or other competent evidence;

(c)           was made known or available to the Recipient by a Third Party as a matter of right and without any obligation of confidentiality or restriction on use;

(d)           was publicly disclosed with the prior written approval of Discloser; or

(e)           is independently developed for the Recipient by its employees or contractors without recourse to the Discloser’s Confidential Information, as evidenced by its written records or other competent evidence.

Disclosures will not be deemed to be within the foregoing exceptions merely because they are embraced by more general disclosures that are in the public domain or are in Recipient’s prior possession.  Any combination of features will not be deemed to be within the foregoing exceptions merely because the individual features are in the public domain or are in the Recipient’s prior possession, unless the combination itself and its principles of operation are in the public domain or in the Recipient’s prior possession.

8.5           Inadvertent Access.

(a)           Each party recognizes that its Co-Located Employees may each become exposed to certain information considered confidential hereunder by another party (whether by overhearing, visual observance or otherwise), the disclosure of which occurs because such Co-Located Employees are present at another party’s (or its Affiliates’) facilities. Each party also recognizes that its employees may gain access to information that another party considers confidential, from the Co-Located Employee of another party (whether by overhearing, visual observance or otherwise) on its own premises.  Such information may be related or unrelated to the activities under this Agreement.

(b)           The parties recognize that in these circumstances, it is impractical to require strict adherence to the requirement that all information a party considers confidential to be identified as such in order to enjoy the protections of this Section 8. Therefore, notwithstanding the definition of Confidential Information, tangible information obtained from a party hereto under the circumstances described in this Section 8.5 need not be marked as confidential, and information that is learned orally or by observation, need not be identified as confidential at the time of disclosure and confirmed in writing as confidential to be deemed Confidential Information hereunder, and subject to the restrictions and limitation in this Section 8.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Each party agrees to advise its employees of this provision.  Without limiting the restrictions set forth in Section 8.2(a) or otherwise, each party will advise its Co-Located Employees that information learned by a Co-Located Employee that is unrelated to the activities under this Agreement may not be shared with any other person for any reason.

(d)           The rights of EMRE and EMCC to use and disclose Ancillary Combinatorial Chemistry Information acquired by its Co-Located Employees will be the same as their rights to use and disclose the Symyx Combinatorial Chemistry Know-How to the extent the Ancillary Combinatorial Chemistry Information relates to the Project(s). “Ancillary Combinatorial Chemistry Information” means [ * ].

8.6           Permitted Use and Disclosures.  Notwithstanding Section 8.2, the Recipient may:

(a)           use or disclose the Discloser’s Confidential Information in conducting activities hereunder;

(b)           use or disclose the Discloser’s Confidential Information as otherwise permitted in this Agreement;

(c)           use or disclose Discloser’s Confidential Information to the extent reasonably necessary in prosecuting or defending litigation, or in complying with applicable laws, governmental regulations or court orders or submitting information to securities, tax or other governmental authorities, but only if the Recipient provides reasonable advance notice to the Discloser and uses reasonable efforts to assist the Discloser in seeking confidential treatment or other protective measures to preserve the confidentiality of the information; and

(d)           disclose Discloser’s Confidential Information in connection with the filing and prosecution of Project Patents, Combinatorial Chemistry patents, or other patents, in each case with the Discloser’s consent (which will not be unreasonably withheld).

8.7           Authorized Disclosures.

(a)           Except as provided in this Agreement, the parties will not disclose the terms of this Agreement to any Third Party without the prior written consent of the other, except to such party’s attorneys, advisors, investors, and other fiduciaries on a need to know basis under circumstances that ensure the confidentiality thereof.  Pursuant to Section 8.2(a), the parties will each require Third Parties  to whom they disclose the terms of this Agreement to agree to comply with this Section 8.7(a).

(b)           Except as expressly permitted in the Agreement, [ * ], the Symyx and ExxonMobil entities will not disclose Project Technology to any Third Party without the other’s prior consent, except that either may disclose Project Technology to a Third Party in connection with the exercise of rights granted hereunder under circumstances that ensure the confidentiality thereof. Pursuant to Section 8.2(a), each Symyx and ExxonMobil entity will require each party to which Project Technology is disclosed to agree to comply with this Section 8.7(b). As between Symyx and ExxonMobil, Symyx will determine in its sole discretion the terms and conditions under which [ * ] may be disclosed to a Third Party.  Neither EMRE nor EMCC may disclose Combinatorial Chemistry Technology to a Third Party or publish Combinatorial Chemistry Technology without Symyx Tech’s prior consent (in its sole discretion), under the terms and conditions specified by Symyx Tech.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)           Except as necessary in the filing and prosecution of Project Patents, for a period of [ * ], Symyx may not publish Project Technology without the consent of EMRE or EMCC, which may not be unreasonably withheld and none of EMRE, EMCC or their Affiliates may publish Project Technology without Symyx’s consent, which may not be unreasonably withheld.  No Symyx entity will disclose to any Third Party any application or use of Project Technology by EMRE, EMCC and their Affiliates in the [ * ].  EMRE and EMCC may each disclose Project Technology to their Affiliates and to Third Parties within the [ * ] under suitable confidentiality provisions in accordance with this Section in exercise of its rights hereunder.  The parties may disclose (i) the non-financial terms of this Agreement or (ii) any Project Technology, to their respective licensees on a need to know basis under suitable confidentiality provisions in accordance with this Section 8.7, but only to the extent necessary to exercise rights granted under this Agreement, and except that Symyx Combinatorial Chemistry Know-How may not be disclosed to Licensees of EMRE or EMCC.

(d)           Notwithstanding the above, Generally Acquired Skills are not subject to non-disclosure, and the parties are free to use and disclose all Generally Acquired Skills.

(e)           If (a) Symyx is required to disclose the terms of this Agreement in connection with any securities law filing, it will inform both EMRE and EMCC, and if (b) ExxonMobil (EMRE or EMCC) is required to disclose the terms of this Agreement in connection with any securities law filing, it will inform Symyx Tech, in each case prior to any such disclosure, and permit the notified entities a reasonable opportunity to review and comment with respect to the disclosure and amendments thereto before filing.

8.8           Third-Party Information.  Symyx entities will not disclose to EMRE, EMCC or their Affiliates any information that is proprietary or confidential to any Third Party.  Symyx entities will take appropriate steps and establish appropriate procedures to avoid inadvertent disclosure to EMRE, EMCC or their Affiliates of Third-Party information.

8.9           ExxonMobil Strategic Confidential Information in Discovery Tools Systems Developed Under the ATTLA.  Symyx acknowledges ExxonMobil’s claims that the Discovery Tools Systems set forth on Exhibit M contain ExxonMobil Strategic Confidential Information. The parties agree that except as set forth on Exhibit M, no Discovery Tools Systems developed in whole or in part under the ATTLA contains ExxonMobil Strategic Confidential Information.

9.             Representations and Warranties

9.1           ExxonMobil’s Representations.  EMRE represents and warrants to Symyx that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EMCC represents and warrants to Symyx that it is a division of Exxon Mobil Corporation, a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each of EMRE and EMCC respectively represent and warrant to Symyx that: (a) it has the right to enter this Agreement and grant the rights stated in this Agreement; (b) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (c) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder and such Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2           Symyx Representations.  Symyx Tech represents and warrants to EMRE and EMCC that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Symyx Tools represents and warrants to EMRE and EMCC that it is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Symyx Software represents and warrants to EMRE and EMCC that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Oregon. Each of Symyx Tech, Symyx Tools and Symyx Software respectively represent and warrant to EMRE and EMCC that: (a) it has the right to enter this Agreement and grant the rights stated in this Agreement; (b) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) it has by all necessary corporate action duly and validly authorized the execution and delivery of this Agreement and the performance of its obligations hereunder and such Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

[ * ]

9.3           Additional Symyx Tech Representations.  Symyx Tech represents and warrants to EMRE and EMCC that

(a)           to Symyx Tech’s knowledge, as of the Effective Date, carrying out its responsibilities as set forth in the Research Plans for Extended Projects will not infringe [ * ];

(b)           to Symyx Tech’s  knowledge, as of the start date for any Limited Extended Project or New Project, that carrying out its responsibilities as set forth in the Research Plans for  the above Projects will not infringe the [ * ];

(c)           Symyx Tech uses reasonable efforts to monitor published patents and patent applications in the field of Combinatorial Chemistry; and

(d)           Symyx Tech will not knowingly infringe [ * ] in the area of Combinatorial Chemistry in conducting its activities under this Agreement and will notify EMRE and EMCC (as applicable) if it becomes aware of [ * ] in the field of Combinatorial Chemistry applicable to the activities under this Agreement.

Symyx Tech guarantees the performance by Symyx Tools and Symyx Software of their obligations under this Agreement.

9.4           Software Warranties.  Symyx Software represents that (a) the Software and the Developer’s Kit Software (including the Sample Code) have been designed to facilitate Combinatorial Chemistry and (b) to Symyx Software’s knowledge, as of the Effective Date, the Software and/or the Developer’s Kit Software or use thereof in accordance with the Software Specifications do not infringe [ * ], and warrants that during the Term, the Software and the Developer’s Kit Software (including the Sample Code) will conform in all material respects with the Software Specifications attached hereto as Exhibit D.  The Software Specifications may be changed from time to time by mutual written agreement of the Advisory Committee.

Symyx Software also represents that the Software: (1) contains no hidden files, (2) does not replicate, transmit or activate itself without control of a person operating computing equipment on which it resides, (3) contains no key, node lock, time-out, or other function, whether employed by electronic, mechanical or other means, which restricts or may restrict use or access to any programs or data, based on residency on a specific hardware configuration, frequency or duration of use, or other limiting criteria, and (4) contains no software routines or components designed to permit unauthorized access.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Except as provided in the foregoing sentences of this Section 9.4, the Software and the Developer’s Kit Software (including the Sample Code) are provided without warranty of any kind.  Symyx does not warrant that the Software or the Developer’s Kit Software (including the Sample Code) will meet the requirements of EMRE, EMCC or their Majority-Owned Affiliates or that the operation of the Software or the Developer’s Kit Software (including the Sample Code) will be uninterrupted or error free or that the Software or the Developer’s Kit Software (including the Sample Code) will be compatible with other hardware or software that EMRE, EMCC or their Majority-Owned Affiliates may elect to operate.

9.5           Software Disclaimer.  Except as expressly set forth in this Section 9, no Symyx entity makes and no ExxonMobil entity receives any warranties or conditions, express, implied, statutory, or otherwise, in any provision of this Agreement or other communication with any ExxonMobil entity, with respect to the Software or the Developer’s Kit Software (including the Sample Code), and Symyx specifically disclaims any implied warranty of merchantability or fitness for a particular purpose.

10.           Indemnity

10.1        ExxonMobil.  Subject to the provisions and limitations contained in this Agreement (including Section 10.4), EMRE or EMCC each for its own acts or omissions and the acts and omissions of Affiliates or Licensees to which it has extended rights, will indemnify, defend, and hold harmless Symyx, its Affiliates, and their respective directors, officers, employees, agents, successors, heirs and assigns from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”) to the extent arising, directly or indirectly out of or in connection with Third-Party claims, suits, actions, demands or judgments, relating to:

(a)           any Agreement Materials or Products that are developed, manufactured, used, sold or otherwise distributed by or on behalf of it, its Affiliates, Licensees, or other designees to which it has extended rights (other than Symyx, its Affiliates and licensees);

(b)           its activities under this Agreement, except those activities specified in Sections 3, 4 and 5 of this Agreement; and

(c)           any breach by it of the representations and warranties made in this Agreement.

10.2       Symyx.  Subject to the provisions and limitations contained in this Agreement (including Section 10.4), Symyx Tech will indemnify, defend, and hold harmless EMRE, EMCC, their Affiliates and Licensees, and their respective directors, officers, employees, agents and their respective successors, heirs, and assigns from and against any Liabilities to the extent arising, directly or indirectly out of or in connection with Third-Party claims, suits, actions, demands or judgments, relating to:

(a)           Symyx licensing and sublicensing activities;

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           any product (lower case intentional) or process developed, manufactured, used, sold or otherwise distributed by or on behalf of Symyx, its Affiliates, licensees, or other designees (other than EMRE, EMCC, their Affiliates and Licensees);

(c)           Symyx’s activities under this Agreement, except those activities specified in Sections 3, 4 and 5 of this Agreement; and

(d)           any breach by a Symyx entity of its representations and warranties made in this Agreement.

10.3        Joint Negligence.  Where any Liability is the result of the joint negligence or misconduct of any of the parties, Symyx’s duty of indemnification under this Agreement will be diminished by, and EMRE and EMCC’s duty of indemnification under this Agreement will be limited to, [ * ].

10.4        Procedures.  The obligations in Sections 5.13, 10.1, 10.2 and 10.6 are conditioned upon the Indemnitee (a) promptly notifying the other party (“Indemnitor”) in writing of any alleged Liability, (b) ceding to the Indemnitor the sole right to control the defense (and/or settlement) thereof (subject to the limitations set forth in Sections 5.13 (a) and (b) and 10.6 (a) and (b)) with counsel of its choice that is reasonably acceptable to Indemnitee, and (c) cooperating, at the request of the Indemnitor and its legal representatives, and at its expense, in the investigation and defense of any such action, claim, or liability.  An Indemnitee may also participate in the defense and/or settlement of the claim, with its own counsel, and at its own expense.  An Indemnitee’s failure to provide timely notice to the Indemnitor will relieve the Indemnitor of liability hereunder to the extent that such failure is prejudicial to the ability to defend and/or settle such claim. The Indemnitor will not be liable for costs and fees the Indemnitee may incur in establishing its claim for indemnification.

10.5        Limitation of Liability.  Except for liability resulting from [ * ], each of Symyx’s and ExxonMobil’s (as collective entities) aggregate liability under this Section 10 is limited to [ * ].

10.6        Symyx Software Indemnity.

(a)           Defense. Subject to the provisions of Section 10.4, if legal proceedings are brought by a Third Party [ * ], against EMRE, EMCC or a Majority-Owned Affiliate claiming that the Software or the Developer’s Kit Software delivered to EMRE, EMCC or the Majority-Owned Affiliate (as applicable) pursuant to Section 3 infringes [ * ], Symyx Software will defend the proceedings at its expense and pay any costs, damages, and attorney fees finally awarded or negotiated as a result of settlement or judgment against EMRE, EMCC or the Majority-Owned Affiliate (as applicable).  Symyx Software may not settle or compromise any such litigation in a manner that would impose cumulative damages upon EMRE, EMCC or the Majority-Owned Affiliate beyond the limitation set forth in this Section without the consent of such party. None of EMRE, EMCC or their Majority-Owned Affiliates may settle or compromise any such litigation in a manner that would adversely affect Symyx’s intellectual property rights with respect to the Software or the Developer’s Kit Software.  Symyx will have no liability for any claim hereunder based on the use of the Software or the Developer’s Kit Software with any other hardware or software if such claim would have been avoided had such other hardware or software not been used with such Software or the Developer’s Kit Software, or for unauthorized modifications to the Software or the Developer’s Kit Software, or for misuse, abuse or neglect.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Right to Cure.  If any such legal proceeding is brought, or in Symyx Software’s opinion is reasonably likely to occur, Symyx Software may, at its option, (1) replace or modify the Software or the Developer’s Kit Software (or parts thereof) to render it non-infringing, or (2) procure the right to continue using such Software or the Developer’s Kit Software for EMRE, EMCC and/or the Majority-Owned Affiliate, as long as the replacement or modification does not substantially reduce the functionality thereof.  This clause (b) does not limit Symyx’s obligations under clause (a).

(c)           Notwithstanding Section 10.5, Symyx’s total liability with respect to this Section 10.6 will be limited to [ * ].

10.7        Exclusive Remedy.  Section 5.13 and this Section 10 states each indemnitor’s entire liability and each Indemnitee’s sole and exclusive remedy for Third-Party claims arising under or relating to this Agreement.

11.           Term and Termination

11.1        Term. This Agreement will commence on the Effective Date, and will continue in full force and effect through [ * ], unless terminated earlier as provided in this Section 11.

11.2        Termination for Breach.  (a) EMRE and EMCC together may terminate this Agreement if a Symyx entity materially breaches or defaults in the performance of any of its material obligations in this Agreement, and the breach or default continues for [ * ] after EMRE or EMCC provide written notice of breach to Symyx Tech.  (b) Symyx Tech (on behalf of itself, Symyx Tools and Symyx Software) may terminate this Agreement if EMRE or EMCC materially breaches or defaults in the performance of any of their material obligations in this Agreement, and the breach or default continues for [ * ] after Symyx Tech provides written notice of breach to EMRE and EMCC.  (c) Any termination will be effective at the end of such [ * ] period unless the breaching party (or any other party on its behalf) has cured such material breach or default before the expiration of the [ * ] period. Notwithstanding the foregoing, in the case of a failure to pay any undisputed amounts due hereunder, such default may not be the basis of termination unless the payment is not received within the calendar quarter in which it was due.

11.3       Termination for Insolvency.

(a)           EMRE and EMCC together may terminate this Agreement upon [ * ] prior written notice to Symyx Tech if any of the entities herein collectively referred to as Symyx:

(i)           ceases to carry on its business, or otherwise terminates its business operations, except as a result of a permitted assignment of this Agreement; or

(ii)           commences a voluntary case seeking liquidation, reorganization or other relief under the Bankruptcy Reform Act of 1978, as amended (“Bankruptcy Code”) or seeks protection under any bankruptcy, receivership, trust deed, creditors’ arrangement, or other proceeding; or

(iii)           has instituted against it any such proceeding and such proceeding is not dismissed within [ * ]; or

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)           makes a general assignment for the benefit of all or substantially all of its creditors; or

(v)            admits in writing its insolvency or inability to pay debts as they become due.

(b)           Symyx may terminate this Agreement upon [ * ] prior written notice to EMRE and EMCC if either EMRE or EMCC:

(i)            ceases to carry on its business, or otherwise terminates its business operations, except as a result of a permitted assignment of this Agreement; or

(ii)           commences a voluntary case seeking liquidation, reorganization or other relief under the Bankruptcy Code or seeks protection under any bankruptcy, receivership, trust deed, creditors’ arrangement, or other proceeding; or

(iii)          has instituted against it any such proceeding and is not dismissed within [ * ]; or

(iv)           makes a general assignment for the benefit of all or substantially all of its creditors; or

(v)            admits in writing its insolvency or inability to pay debts as they become due.

11.4        Symyx Fundamental Change.

(a)           EMRE and EMCC together may terminate this Agreement upon [ * ] written notice to Symyx Tech if:

(i)           any Third Party acquires a controlling interest (right to command or replace management) in Symyx Tech, Symyx Tools, or Symyx Software during the Term, and the Third Party or any of its majority controlled affiliates has operations that are [ * ]; or

(ii)           any of Symyx Tech, Symyx Tools, or Symyx Software is prevented from performing a significant portion of the Projects due to [ * ].

(b)           Symyx Tech will notify EMRE and EMCC promptly upon the occurrence of any event in clause (a) above.  EMRE’s and EMCC’s joint right to terminate the Agreement under this Section 11.4 will expire [ * ] after the first of EMRE and EMCC receives such notice.

(c)           In the event of a termination by EMRE and EMCC pursuant to this Section 11.4, EMRE and EMCC will have full access and rights to all Project Technology and other work product developed prior to such termination as set forth in this Agreement.

11.5        Effect of Termination.

(a)           Accrued Rights and Obligations.  Termination of this Agreement for any reason will not release ExxonMobil on the one hand or Symyx on the other hand from any accrued liability or obligation that existed prior to termination or expiration, nor preclude a party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)           Return of Confidential Information.  Except as necessary in connection with exercising a party’s accrued rights, each Recipient will, at the request of the Discloser, return to the Discloser all Confidential Information received from the Discloser (or its Affiliates) that relates to the terminated portion of this Agreement, except that one (1) copy may be retained in the secure files of the Recipient’s Law Department for archival purposes and ensuring compliance with the provisions of this Agreement.

11.6        Survival.  Sections 1.3, 1.4, 1.8, 1.12, 2, 3.2 through 3.8, 4, 5.5, 5.6, 5.7, 5.9, 5.11, 5.12, 5.13, 5.14, 6, 8 through 12 and those clauses which by their terms survive will survive the Term.

12.           Miscellaneous

12.1        Governing Laws.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, excluding reference to the conflicts of law principles of the State of New York.

12.2        Limitation of Liability.  [ * ]

12.3        [ * ]  Nothing in this Agreement will be deemed to relieve any party from liability with respect to, and each party will be fully responsible without limit for, any and all loss or damage resulting from [ * ] attributable to such party's managerial or senior supervisory personnel.

12.4        No Implied License.  Only the licenses granted pursuant to the express terms of this Agreement are of any legal force or effect.  No other license rights are created by implication, estoppel, or otherwise.

12.5        Waiver; Modification.  Any waiver of any right or default hereunder will be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion.  No waiver or modification of this Agreement or of any provision hereof will be effective unless in writing and signed by the party against whom such waiver or modification is sought to be enforced.

12.6        Assignment.  This Agreement may not be assigned and no rights or obligations hereunder may be delegated without the prior written consent of the other party (EMRE and EMCC on one hand, and Symyx Tech on behalf of the Symyx entities, on the other hand); provided, however, that subject to the restrictions in Section 11.4, EMRE and EMCC on one hand, and Symyx Tech on behalf of the Symyx entities, on the other hand, may assign this Agreement without such consent in connection with a sale of all or substantially all of the business or assets of the assigning party, whether by merger, reorganization, acquisition, sale or otherwise.  In addition, either EMRE or EMCC may assign its interest in this Agreement or any rights or obligations hereunder to any Majority-Owned Affiliate without the prior written consent of, but with notice to, Symyx Tech, provided that the assignor will remain responsible for performance of all obligations of the assignee hereunder.  Any attempted or purported assignment without the required consent will be void.  Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective permitted successors and assigns.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.7        Representation by Legal Counsel.  The parties were represented by legal counsel in connection with this Agreement and acknowledge that they participated in the drafting of this Agreement.  In interpreting and applying the terms and provisions of this Agreement, no presumption exists or may be implied against the party that initially drafted such terms and provisions.

12.8        Duty to Negotiate.  The parties will act in good faith in discharging any duty to negotiate contained in this Agreement, but this in no way obligates the parties to reach mutual agreement and no liability will result from any failure to reach agreement.

12.9        Affiliates.  EMRE, EMCC or Symyx may, at their sole discretion, fulfill some or all of their obligations by or through their Affiliates.  EMRE and EMCC may grant sublicenses under the Project Technology to its Affiliates as set forth in and subject to the terms and conditions of this Agreement.  Symyx Tech will remain responsible for the performance by Affiliates of all applicable obligations under this Agreement and either EMRE or EMCC (as the case may be) will remain responsible for the performance by Affiliates fulfilling obligations on its behalf under this Agreement.

12.10      Compliance with Laws.  In exercising their rights and obligations contained in this Agreement, each party will fully comply with the requirements of all applicable laws, regulations, rules, and orders of any governmental body having jurisdiction over activities conducted pursuant to this Agreement, including all relevant federal, state or local safety, environment, and health laws, rules, regulations, or orders.  The parties will reasonably cooperate with one another with respect to providing information necessary in support of tax or other governmental filings.

12.11      Export Control Regulations.  Each party hereto acknowledges that the technology, software, services, or commodities provided by another party  or its Affiliates may be subject to laws or regulations restricting their export, re-export, transfer, or release to certain governments, legal entities, or individuals and/or to certain destinations, including those laws and regulations administered by the U.S. Department of Commerce (Bureau of Industry and Security) and the U.S. Department of the Treasury (Office of Foreign Assets Control).

With respect to any export, re-export, transfer, or release otherwise permitted under this Agreement to persons within the receiving party or its Affiliates, or to unrelated Third Parties, of (a) such technology, software, services, or commodities; or (b) the direct product of any such technology; or (c) any product that the receiving party  creates with U.S.-origin content that is supplied by another party or its Affiliates; or (d) any technology that the receiving party creates that is based upon or commingled with technology provided by another party  or its Affiliates, the receiving party will comply with all applicable U.S. government requirements, including export and re-export controls expressed in the U.S. Export Administration Regulations, prohibitions on transactions with or transfers to the governments of, parties located in or operated from, or nationals of countries subject to comprehensive U.S. sanctions, and prohibitions on transactions with or transfers to entities or individuals identified on the U.S. government’s List of Specially Designated Nationals and Blocked Persons (Treasury Department) and Denied Persons List and Entity List (Commerce Department).

12.12      Sections and Headings.  The various headings contained in this Agreement are for convenience of reference only and are not intended to define, limit, expand, or describe the scope or intent of any clause or provision of this Agreement. As used herein, “including” means “including, without limitation” where the context admits.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.13     Correspondence.  Correspondence relative to this Agreement must be addressed as set forth below (or as updated by a party upon written notice).  Any notice or consent required or permitted by this Agreement (a) must be in writing, (b) must be sent by facsimile, by recognized commercial overnight courier, or mailed by United States registered or certified mail with signature upon delivery, and (c) will be effective: (i) upon receipt of notice of successful electronic delivery, if sent via facsimile; (ii) one day after deposit with a nationally recognized overnight courier; or (iii) five days following deposit into the United States mail (certified mail, return receipt requested), or upon receipt, if sooner.

If to Symyx Tech:	If to EMRE:
Symyx Technologies, Inc.	ExxonMobil Research and Engineering Co.
415 Oakmead Parkway	1545 Route 22 East
Sunnyvale, CA 94085	Annandale, NJ 08801
Attention: President	Attention: Vice President - R & D
[ * ]	[ * ]

If to Symyx Tools:	If to EMCC:
Symyx Tools, Inc.	ExxonMobil Chemical Company
415 Oakmead Parkway	5200 Bayway Drive
Sunnyvale, CA 94085	Baytown, TX 77520
Attention: President	Attention: Research Manager
[ * ]	[ * ]

If to Symyx Software:
Symyx Tools, Inc.
415 Oakmead Parkway
Sunnyvale, CA 94085
Attention: President
[ * ]

12.14      Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect to the fullest extent permitted by law without said provision, and the parties agree to reform this Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

12.15      Force Majeure.  If a party is unable to perform any of its material obligations under this Agreement because of any event beyond the control of the affected party including natural disaster, acts of God, acts of war or terrorism, extreme weather, fire, or other natural calamity, epidemics, labor disputes or shortages of labor, embargoes, inability to secure necessary parts or raw materials, a failure of a party’s suppliers to perform due to any of the foregoing, expropriation or other actions or decrees of governmental bodies (“Force Majeure Event”), the party who has been so affected will promptly give written notice to the other parties (as applicable) and will use reasonable efforts to resume performance.  Upon receipt of such notice, all obligations under this Agreement related to or affected by the Force Majeure Event will be immediately suspended for the duration of such Force Majeure Event.  If the Force Majeure Event is not cured within [ * ] after notice, the other party may terminate this Agreement as to the matters relating to the Force Majeure Event.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.16      Complete Agreement.  This Agreement, with its Exhibits, constitutes the entire agreement, both written and oral, among the parties with respect to the subject matter hereof except as otherwise specified where the provisions of the ATTLA apply.  Except as provided herein, the provisions of the ATTLA are unaffected by this Agreement.  No amendment or change hereof or addition hereto will be effective or binding on the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of the other parties.  In the event of a conflict between the terms and conditions of Sections 1 through 12 of this Agreement and those of its Exhibits, the former will govern, except that [ * ] will control over inconsistent provisions in Sections 1 through 12.

12.17      Dispute Resolution.

(a)           Negotiation. If any dispute arising out of or related to this Agreement is not resolved by the Executive Committee, the parties will make a good faith attempt to resolve such dispute through negotiation.  Within [ * ] after EMRE, EMCC or Symyx Tech gives written notice of a dispute to the other parties, the parties will discuss and make a good faith attempt to resolve such dispute.

(b)           Arbitration.  Any dispute arising out of or related to this Agreement that has not been resolved by negotiation within [ * ] after a notice of dispute under clause (a) will be finally resolved by binding arbitration, conducted in accordance with the procedures set forth in Exhibit E.

(c)           Injunctive Relief.  No provision in this Section 12.17 will act to prevent any party from approaching any court having competent jurisdiction to seek injunctive relief in case of urgency to prevent disclosure of Confidential Information.

12.18      Subcontractors.  The Symyx entities may subcontract its manufacturing obligations to any Third Party, provided that Symyx remains responsible for the performance of its subcontractors.  The relevant Symyx entity will notify the relevant ExxonMobil entity prior to using any subcontractor under this Agreement performing research and development activities in areas relevant to that ExxonMobil entity’s operations.  EMRE or EMCC may reject the use of subcontractors on its Projects within [ * ] after notice.  To the extent allowed by Symyx’s agreements with its subcontractors, the audit rights set forth in Section 6.4 will extend to Symyx’s subcontractors. EMRE or EMCC may withhold its consent to use a subcontractor until such audit rights are obtained from the subcontractor.

12.19      Independent Contractor. Symyx will perform the research and development activities hereunder as an independent contractor to EMRE and EMCC.  The methods and details of performing such activities will be under Symyx’s direction and control.  Symyx will keep the designated representatives of EMRE or EMCC (as applicable) advised as to the status of all major work conducted hereunder and will permit persons designated by EMRE or EMCC (as applicable) to be present as observers for tests, inspections and other work conducted hereunder.  EMRE or EMCC (as applicable) will provide reasonable notice to Symyx that such observers will be present.  Nothing contained in this Agreement will be construed to (a) give an ExxonMobil entity the power to direct or control the day-to-day activities of Symyx personnel or (b) constitute the parties as partners, joint venturers, franchisees, co-owners or otherwise as participants in a joint or common undertaking for any purpose.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.20      Special Agreement Persons.  As between Symyx and ExxonMobil, (a) Symyx is responsible for any and all employee benefits to be provided for its employees, and (b) Symyx will advise its employees that they are not entitled to participate in or receive benefits from any employee benefit plan sponsored by an ExxonMobil entity as a result of performing services under this Agreement.  Individuals performing activities for EMRE or EMCC under this Agreement will be considered “special agreement persons” who are specifically excluded from coverage under the terms of the Benefit Plan of Exxon Mobil Corporation and Participating Affiliates and will not be considered “regular employees” or “non-regular employees” of Exxon Mobil Corporation or any of its Affiliates for purposes of plan participation.

12.21      Business Standards.  Symyx will establish and maintain precautions to prevent its employees, agents or representatives from making, receiving, providing, or offering substantial gifts, entertainment, payments, loans, or other consideration to employees, agents, or representatives of EMRE or EMCC for the purpose of influencing those persons to act contrary to the best interests of EMRE or EMCC.  This obligation will apply to the activities of the employees of Symyx in their relations with the employees of EMRE or EMCC and their families and/or Third Parties arising from the Agreement.  EMRE and EMCC will establish and maintain precautions to prevent its employees, agents or representatives from making, receiving, providing, or offering substantial gifts, entertainment, payments, loans, or other consideration to employees, agents, or representatives of Symyx for the purpose of influencing those persons to act contrary to the best interests of Symyx.  This obligation will apply to the activities of the employees of EMRE and EMCC in their relations with the employees of Symyx and their families and/or Third Parties arising from the Agreement.

12.22      Accuracy of Records.  All financial settlements, billings, and reports rendered to EMRE and EMCC by Symyx or to Symyx by EMRE and/or EMCC will reflect properly the facts about all activities and transactions, which data may be relied upon as being complete and accurate in any further recordings and reportings made by EMRE and/or EMCC or Symyx, as applicable, for whatever purpose.

12.23      Drug and Alcohol Policy and Workplace Harassment Policy.  Symyx will comply with the requirements contained in Exhibit F and Exhibit G.

12.24     Trademarks and Publicity.  Symyx and its Affiliates may not, without the express prior written consent of EMRE or EMCC (a) use the name or any tradename or trademark of Exxon Mobil Corporation or any of its Affiliates (unless expressly authorized by such Affiliate) in any advertising or communications to the public in any format or make any public statements from which such name can be inferred; or (b) make publicity releases or announcements regarding this Agreement, except pursuant to Section 8.7(e).  EMRE, EMCC and their Affiliates may not, without the express prior written consent of Symyx Tech (a) use the name or any tradename or trademark of Symyx Tech or any of its Affiliates in any advertising or communications to the public in any format or make any public statements from which such name can be inferred; or (b) make publicity releases or announcements regarding this Agreement, except pursuant to Section 8.7(e).  Notwithstanding the foregoing, the parties will timely agree upon a press release to announce the execution of this Agreement, and Symyx, EMRE and EMCC may each thereafter disclose to Third Parties the information contained in the press release without the need for further approval by the other.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.25      Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same agreement.

12.26      Relationship of Parties.  The parties hereto do not intend to create a partnership, association, or joint research and development arrangement by entering into and performing this Agreement.  The duties, obligations and liabilities of the parties hereto are intended to be separate and not joint or collective and nothing contained in this Agreement will be construed to create a partnership or association or to impose a partnership duty, obligation, or liability with respect to the parties hereto.

12.27      Notice of Non-Compliance.  The parties hereto shall notify the others promptly upon discovery of any instance where such party fails to comply with Section 12.10, 12.11, 12.22 or 12.23.  If Symyx discovers or is advised of any errors or exceptions related to its invoicing to EMRE or EMCC, Symyx and EMRE or EMCC (as applicable) will together review the nature of the errors or exceptions, and Symyx will, if appropriate, promptly adjust the relevant invoice(s) or refund overpayments, or EMRE or EMCC (as applicable) will, as appropriate, promptly remit any underpayment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in multiple originals, effective as of the Effective Date.

Symyx Technologies, Inc.		ExxonMobil Research and Engineering Company
By:	[ * ]	By:	[ * ]
Title:	[ * ]	Title:	[ * ]
Date:	1-24-08	Date:	1/19/08

Symyx Tools, Inc.		ExxonMobil Chemical Company
By:	[ * ]	By:	[ * ]
Title:	[ * ]	Title:	[ * ]
Date:	1-24-08	Date:	1/22/08

Symyx Software, Inc.
By:	[ * ]
Title:	[ * ]
Date:	1-24-08

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Definitions

"Advisory Committee" is described in Section 7.3.

“Affiliate”

(a)           means, with respect to Symyx, any entity controlled by, controlling, or under common control with Symyx.  For purposes of this Agreement, direct or indirect beneficial ownership of [ * ] of the stock entitled to vote in the election of directors or, if there is no such stock, [ * ] of the ownership interest in such entity shall be deemed to constitute control, but such individual or entity will be deemed to be an Affiliate only so long as such control exists.

(b)           means, with respect to either EMRE or EMCC, Exxon Mobil Corporation and any successor in interest, any Business which at the time in question Controls Exxon Mobil Corporation (“Parent”), and/or any Business which Exxon Mobil Corporation or Parent at the time in question directly or indirectly Controls.  “Business” means any corporation, partnership, limited liability company, association, venture, or other form of entity.  “Control” means the direct or indirect ownership or holding of stock, shares, interests, indicia of equity, or voting or other rights entitled (i) to vote for the election of at least [ * ] of the directors or their functional equivalents of the Business and/or (ii) to establish, direct, or command management of the Business.

“Agreement Materials” means Lead Materials and Derivative Materials.

“Annual Project Goals” means goals for a Project for each 12-month period during the Term, as determined by the Advisory Committee

“Background Technology” of a party means all information and Materials, and all intellectual property rights related thereto, which are (a) owned or controlled by that party or its Affiliates as of [ * ] or (b) developed or acquired by or on behalf of that party or its Affiliates after [ * ] and without the use of Confidential Information or Background Technology of the other party, or of Unpublished Technology.

“Co-Located Employees” means (a) in the case of Symyx, (i) the individual  provided under Section 3.1; and (ii) employees of Symyx who are physically located at EMRE, EMCC or an Affiliate’s facility for more than [ * ] and (b) in the case of EMRE or EMCC, employees of EMRE or EMCC who are physically located at a Symyx facility or an Affiliate’s facility for more than [ * ], and as agreed by the parties in writing, and (c) individuals otherwise designated as Co-Located Employees by the relevant parties.

“Combinatorial Chemistry” means techniques, methodologies, instrumentation, or software directed to the simultaneous, parallel, or rapid serial Laboratory Scale: (a) synthesis, (b) processing, (c) analysis, or (d) characterization of [ * ] Materials.  “Laboratory Scale” as used in this Agreement means activities not involving production of greater than [ * ] of such Materials.

“Combinatorial Chemistry Know-How” means Combinatorial Chemistry inventions, information, techniques, methodologies, instrumentation, software, data, or equipment, excluding any inventions claimed in the Combinatorial Chemistry Patent Rights.  "Symyx Combinatorial

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Chemistry Know-How" means Combinatorial Chemistry Know-How where Symyx is the disclosing Party.  "ExxonMobil Combinatorial Chemistry Know-How" means Combinatorial Chemistry Know-How where EMRE or EMCC  is the disclosing party.

“Combinatorial Chemistry Patent Rights” means all patent rights based on patent claims now or hereafter owned or controlled (in the sense of having the right to grant licenses without accounting to others) by a party, which claims cover Combinatorial Chemistry inventions or discoveries, but excluding claims to the extent such claims cover models and/or modeling or compositions of matter, materials, compounds or formulations (e.g. catalysts, phosphors, etc.), and includes (a) U.S. and foreign patent applications to the extent they claim any Combinatorial Chemistry invention or discovery, (b) all divisions, substitutions, continuations, continuation-in-part applications, reissues, re-examinations, and term extensions of (a) above, and (c) patents, utility models, or similar grants of rights issuing from (a) or (b) above.  “Symyx Combinatorial Chemistry Patent Rights” means Combinatorial Chemistry Patent Rights where Symyx is the party.  “ExxonMobil Combinatorial Chemistry Patent Rights” means Combinatorial Chemistry Patent Rights where ExxonMobil Research and Engineering Company, ExxonMobil Chemical Company, or ExxonMobil Chemical Patents, Inc. is the party.  For avoidance of doubt, ExxonMobil Combinatorial Chemistry Patent Rights includes only patent claims that specifically claim a Combinatorial Chemistry invention or discovery and do not include patent claims applicable on both Laboratory Scale and non-Laboratory Scale, unless the patent specification is predominantly directed to Laboratory Scale applications.

“Combinatorial Chemistry Technology” means Combinatorial Chemistry Know-How and Combinatorial Chemistry Patent Rights.

“Confidential Information” means any information disclosed by EMRE, EMCC or their  Affiliates to any of the parties collectively referred to as Symyx or their Affiliates or their representatives, or any information disclosed by any of the parties collectively referred to as Symyx or their Affiliates to either EMRE, EMCC or their Affiliates or representatives,  in connection with this Agreement which is in written, graphic, machine readable, or other tangible form and which is marked “Confidential” or “Proprietary” or in some other manner to indicate its confidential nature.  Confidential Information also includes information that is disclosed orally or by observation, provided that such information is identified as confidential at the time of disclosure and confirmed in writing as confidential within [ * ] after such disclosure.  Data and information generated in a Project from ExxonMobil Proprietary Materials shall be ExxonMobil Confidential Information.

“Derivative Materials” means any Material that is made by or under authority of EMRE, EMCC or their Affiliates (but not by Symyx) subsequent to the synthesis or identification of a Lead Material if:

(a)           it is prepared from a chemical or physical modification of the Lead Material; or

(b)           it is prepared utilizing a synthesis recipe that is documented in the Project from which the Lead Material resulted, or a modification thereof, and the Material that results was prepared with the intent of preparing an improved Lead Material for the same use; or

(c)           it is within the scope of the claims of a Project Patent for the Lead Material; or

(d)           it is a Material that is prepared from another Derivative Material.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the above, no Material will be deemed to be a Derivative Material if it resulted from Independent Research or if prepared for the first time more than [ * ] after the confirmation of the Lead Material to which it corresponds, such confirmation to be effected in accordance with Exhibit I hereto, unless such Derivative Material is included within (a) through (d) during such [ * ].  Derivative Materials will only become subject to the royalty obligations set forth in the ATTLA if an Extended Project is a continuation of Royalty-Bearing Project under the ATTLA which is selected by Symyx as one of the Royalty-Bearing Projects under the ATTLA  in which the corresponding Lead Material was identified, and then, only to the extent that they are utilized within the scope of the Royalty-Bearing Project for the corresponding Lead Material.

“Developer’s Kit Software” means machine readable, object code versions of Symyx Library Studio ® Developers Kit, Automation Studio®  Developer’s Kit and Vault Developer’s Kit.

“Directed Research Services” means research services to be provided by Symyx, as directed and funded by either EMRE or EMCC, using Symyx tools and at Symyx facilities, pursuant to a Directed Research Plan.

“Directed Research Plan” means a written plan as agreed by the parties requesting and conducting the Directed Research Services that describes either EMCC's or EMRE’s specific directions of the reactions, syntheses, compounds, formulations, recipes, processes, methods, conditions, characterizations, property determinations and/or analyses to be performed by Symyx personnel.  Either EMRE or EMCC as appropriate will use reasonable efforts to provide directions with sufficient detail, directions and information so as to enable Symyx to provide the Directed Research Services without any inventive contribution to any Materials, Novel Materials, Novel Process Technology or Products by Symyx personnel of ordinary skill in the art of high throughput research.

“Directed Research Technology” means the Directed Research Plan and all results from carrying out the Directed Research Plan, but excludes any Background Technology and any Combinatorial Chemistry Technology.

“Discovery Tools® System” means a system of hardware and related software for Combinatorial Chemistry, which system has been developed and hardened in the sense of being ready for commercialization by Symyx.

“DTools Client” means a customized software or extension to standard Software products, that is created specifically for use with a particular Discovery Tools System.  For clarity, DTools Clients are not Software (upper case intentional).

"Executive Committee" is described in Section 7.4.

“Extended [ * ] Project” is defined in Section 1.2(a).

“Extended Project” is defined in Section 1.2(d).

“Extended [ * ] Project” is defined in Section 1.2(b).

“ExxonMobil Business Areas” means, with respect to EMRE, EMCC and their Affiliates:
[ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“ExxonMobil Combinatorial Chemistry Tool” means hardware and/or other equipment, and associated software, (a) designed by EMRE, EMCC or one of their Affiliates, (b) built or assembled by or for EMRE, EMCC or one of their Affiliates, and (c) used by EMRE, EMCC or one of their  Affiliates in an integrated workflow to carry out Combinatorial Chemistry.  With respect to sub-section (b), EMRE, EMCC and their  Affiliates may retain a third party to make an ExxonMobil Combinatorial Chemistry Tool designed by EMRE, EMCC or such Affiliate, provided that such third party is not otherwise engaged in the business of designing, marketing or selling Combinatorial Chemistry tools.

“ExxonMobil Combinatorial Chemistry Tool Cost” [ * ].

"ExxonMobil Proprietary Commercial Operations Know-How" means inventions, information, techniques, methodologies, instrumentation, software, data, or equipment that are proprietary to ExxonMobil and that are associated with how ExxonMobil conducts its active commercial operations within the ExxonMobil Business Areas.

“ExxonMobil DTools Improvements” means any and all improvements, enhancements, changes, or modifications to a Discovery Tools System which enhance its operations or which provide new capabilities to the Discovery Tools System that EMRE, EMCC or their Affiliates conceive and reduce to practice, or otherwise develop, but shall not refer to techniques or technology (a) which do not involve a direct modification of or to the Discovery Tools System, (b) which only represents a method of use of the Discovery Tools System, or (c) which contains ExxonMobil Strategic Confidential Information.

“ExxonMobil Field of Use” means [ * ].

“ExxonMobil Internal Activities” means all research, development and commercialization (including research and development in support of licensing) activities of EMRE, EMCC or their Majority-Owned Affiliates (including activities of employees of EMRE, EMCC or their Majority-Owned Affiliates that are seconded to an Affiliate or joint venture), and includes joint research, development or commercialization activities undertaken by EMRE, EMCC  or their Majority-Owned Affiliates with Third Parties or Affiliates, each as consistent with the usual and customary business practices of EMRE, EMCC or  their  Majority-Owned Affiliates (including if EMRE, EMCC or a Majority-Owned Affiliate is reimbursed or paid for such work), but excludes research, development or commercialization activities performed on behalf of Third Parties (other than joint activities described above).

“ExxonMobil Proprietary Material” shall mean any Material that is (a) (i) supplied by EMRE, EMCC or their  Affiliates for use in a Project or (ii) synthesized or prepared by Symyx for use in a Project pursuant to a recipe provided to Symyx by EMRE, EMCC  or their  Affiliates where EMRE, EMCC  or their  Affiliates previously has synthesized such Material pursuant to such recipe and performed basic characterization of such Material (as would be performed by one skilled in the art), and (b) within the scope of one or more claims of a valid, enforceable patent or patent application or is a trade secret owned or controlled by EMRE, EMCC or their Affiliates or under which EMRE, EMCC or their Affiliates is licensed by a Third Party.  Any Material whose starting point was an ExxonMobil Proprietary Material shall remain an ExxonMobil Proprietary Material unless it is modified to become a Novel Material.  With respect to Extended Projects, an ExxonMobil Proprietary Material can be a Lead Material only within the Research Exclusivity Field for which it was tested and confirmed as a Lead Material in the corresponding Project.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Although a Material may not be supplied by EMRE, EMCC or their Affiliates to Symyx for use in a Project, it is possible that Symyx, as a result of conducting a Project with EMRE or EMCC , may nonetheless synthesize a Material that is (i) within the scope of one or more claims of a valid, enforceable patent or patent application owned or controlled by EMRE, EMCC or one of their  Affiliates, or (ii) a trade secret owned or controlled by EMRE, EMCC  or one of their Affiliates or under which EMRE, EMCC or one of their Affiliates is licensed by a Third Party.  In such event, such Material shall be treated as an ExxonMobil Proprietary Material under this Agreement with respect to activities taking place after the point in time that EMRE, EMCC or one of their Affiliates notifies Symyx that such Material is an ExxonMobil Proprietary Material.  Such Material shall not be treated as an ExxonMobil Proprietary Material for all purposes under this Agreement with respect to activities taking place prior to such notification.  However, if Symyx has knowingly produced Materials based on a valid, enforceable patent owned or controlled by EMRE, EMCC  or one of  their  Affiliates and claiming an ExxonMobil Proprietary Material, such produced Materials shall be considered ExxonMobil Proprietary Materials at the time such Materials are first produced in a Project.

"ExxonMobil Proprietary Model" means [ * ].

"ExxonMobil Proprietary Process" means a method or process that is proprietary to ExxonMobil for [ * ].

“ExxonMobil Strategic Confidential Information” is a subset of ExxonMobil Confidential Information, and means ExxonMobil Confidential Information that is incorporated in a Discovery Tools System and:

[ * ].

[ * ]

"[ * ] Project" is described in Section 1.2 (a) and means the project conducted under the ATTLA as described in the research plan entitled [ * ].

“Field of Rights” means the Field of Rights specified in Exhibit H.

“FTE” means the equivalent of a full-time employee or contractor dedicated to the conduct of the Project(s) under the Agreement (all technical personnel, including scientists, engineers, technicians), or, in the case of less than full-time dedication, a full-time equivalent person-year, based on a total of [ * ], of work on or directly related to the Project.  Non-technical support personnel (e.g. secretarial, legal, patent, business development, human resources, finance, purchasing, shipping and receiving, food service) are included in the FTE rate, and will not be deemed FTEs.

“FTE Rate” means the annual rate payable in consideration of the efforts of one FTE. FTE Rates include compensation for reasonable travel and living expenses incurred in connection with Projects.

“Generally Acquired Skills” means general skills acquired by employees of a party (or its Affiliates) working on a Project, but excludes (a) Project Patents, (b) Novel Materials, (c) Novel Process Technology, or (d) information, results, or analysis generated in or by the Project contained in a documented report with respect to the Project.  Further, with respect to a given party and its Affiliates, Generally Acquired Skills excludes Confidential Information or Background Information of any other party to this Agreement or its Affiliates.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Independent Research” means (a) in the case of any of the entities collectively referred to herein as Symyx, research done by, or on behalf of, a Symyx entity or an Affiliate of a Symyx entity outside of the Projects, entirely without the use of Confidential Information or non-public Background Technology belonging to EMRE, EMCC or their Affiliates, and (b) in the case of EMRE or EMCC, research done by, or on behalf of EMRE or EMCC or one of their Affiliates outside of a Project, entirely without the use of Confidential Information or non-public Background Technology belonging to Symyx, and in each of the above cases (a) and (b) without the use of Unpublished Technology.

“Labor and Overhead Costs” means [ * ].

“Labor Hours” means the number of hours incurred by employees, consultants and sub-contractors (to the extent not included in Material Costs) in the development, industrialization, commercialization, manufacture, assembly, testing, packaging and crating, installation, validation, acceptance, training documentation, maintenance and repair of a Discovery Tools System delivered hereunder.  Labor Hours include material handling and purchasing department employees to the extent they relate to the acquisition and handling of raw materials, manufacturing and assembly supplies or Third Party equipment included in a Discovery Tools System or the packaging and shipment of a completed Discovery Tools System, but do not include indirect labor hours such as janitorial, and security (which are included in Labor and Overhead Costs).

“Lead Materials” means a Material (including a Novel Material) synthesized or identified within a Project and that meets the specific physical, chemical and/or catalytic properties initially established in the Research Plan for the Project, or as modified by the Advisory Committee, for identifying a Lead Material.  The procedure for confirming a Lead Material is set forth in Exhibit I.  Any Material that is synthesized or identified (including an ExxonMobil Proprietary Material) in an active Project and transferred or made known by Symyx to EMRE or EMCC or one of their Affiliates and subsequently commercialized by or under authority of EMRE, EMCC or one of their  Affiliates in the Project for which it was identified will be deemed a Lead Material.

“Licensees” means, with respect to a particular Material and/or Product, a Third Party to whom EMRE, EMCC or their Affiliates have granted a license or sublicense to make, have made, use and/or sell such Material and/or Product.

“Limited Extended Project” is defined in Section 1.2(c)(i).

“Majority-Owned Affiliate means, with respect to EMRE or EMCC, (i) Exxon Mobil Corporation (including all divisions thereof), (ii) Parent, and (iii) any Business as to which Exxon Mobil Corporation or Parent, at the time in question, has direct or indirect beneficial ownership of [ * ] of the stock entitled to vote in the election of directors or, if there is no such stock, [ * ] of the ownership interest in such Business.

“Material Costs” means [ * ].

“Materials” means [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Net Sales or Use” shall mean [ * ].

“New Project” means a planned body of research, as defined by a Research Committee, and designed to achieve specific goals and objectives, upon which the parties who would be requesting/conducting the New Project may agree after the Effective Date.

“Non-Recurring Engineering Costs” includes [ * ].

“Novel Material” means a Material, together with methods of manufacturing the same that is (a) first synthesized or prepared in a Project except where (i) EMRE, EMCC or one of their  Affiliates provides Symyx with the recipe for synthesizing or preparing such Material as set forth in definition of “ExxonMobil Proprietary Material” above and (ii) EMRE, EMCC or one of their  Affiliates has performed basic characterization of such Material as would be performed by one skilled in the art, and is (b) patented, as determined by the United States Patent and Trademark Office.  For the purposes of this Agreement, Public Domain Materials are not Novel Materials, unless a Public Domain Material is modified in a Project so as to become a Novel Material.  If a Project Patent is issued in the U.S. with claims directed to a Material first synthesized or prepared in a Project and subsequently all such claims are finally determined to be unpatentable or invalid, such Material will not be treated as a Novel Material for purposes of this Agreement on a going-forward basis after the date of such final determination.

“Novel Process Technology” means a method or process (including a process for using or synthesizing a Material) that is (a) first developed in a Project, and (b) patented as determined by the United States Patent and Trademark Office, or which EMRE or EMCC elects to maintain as a trade secret.  The Research Committee for the Project in which it was identified will document a Novel Process Technology within [ * ] of its being made known to the Research Committee.  Notwithstanding the foregoing, if EMRE or EMCC elects to file a Project Patent application in the U.S. with claims directed to a method or process first identified in a Project, that method or process will be treated as a Novel Process Technology for purposes of this Agreement (unless and until the claims in such U.S. application, or any continuation or divisional thereof, directed to such method or process are finally determined to be unpatentable).  If a Project Patent is issued in the U.S. with claims directed to a Novel Process Technology first created in a Project and subsequently all such claims are finally determined to be unpatentable or invalid, such method or process will not be treated as a Novel Process Technology for purposes of this Agreement on a going-forward basis after the date of such final determination.  If EMRE or EMCC elects to maintain a method or process as a trade secret, and such method or process becomes available for use by members of the public without restriction, through no action or inaction on the part of E EMRE or EMCC or their Affiliates, such method or process will not be deemed Novel Process

Technology after it becomes available for use by members of the public without restriction.

“Optional Fields” are set forth on Exhibit K.

[ * ]

“Product” means (a) an Agreement Material, (b) implementation of a Novel Process Technology, or (c) any product that (i) contains an Agreement Material, (ii) utilizes in its manufacture and/or production a Novel Process Technology, or (iii) utilizes an Agreement Material in its manufacture and/or production, e.g., as a catalyst or membrane.

“Project” means an Extended Project, New Project or Directed Research Services.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Project Technology” means Project Patents and Project Know-How. Project Technology excludes Directed Research Technology.

“Project Know-How” means inventions, information, data, or Materials developed by a party or its Affiliates, or jointly by the parties or their Affiliates, as part of a Project that are useful for the manufacture, use or sale of Products, but excluding Background Information, Confidential Information, Combinatorial Chemistry Technology, any inventions claimed in the Project Patents and Directed Research Technology.

“Project Patents” means (a) U.S. and foreign patent applications that are based on any inventions or discoveries conceived or reduced to practice as part of a Project by a party or its Affiliates, or jointly by the parties or their Affiliates , and that claim a Product, a method or process for the manufacture of a Product, a method or process for the use of an Agreement Material in or for the manufacture of a Product, a Novel Material, or a Novel Process Technology; (b) all divisions, substitutions, continuations, continuation-in-part applications (provided the new matter in such continuation-in-part applications results from inventions or discoveries conceived and reduced to practice as part of a Project by a party or its Affiliates, or jointly by the parties or their Affiliates), and reissues, re-examinations and term extensions of (a) above; and (c) patents, utility models or similar grants of rights issuing on (a) or (b).  Project Patents will not claim any Background Technology, any Combinatorial Chemistry Technology or any Directed Research Technology.

“Public Domain Material” means any Material that is publicly available and not the subject of a valid patent in force at the time in question.

[ * ]

"[ * ] Project" is described in Section 1.2(c) and means the project conducted under the ATTLA as described in the research plan entitled [ * ].

“Research Exclusivity Field” means [ * ], the corresponding field to any Limited Extension Project, any New Project, or any other ATTLA Project extended under Section 1.2(c)(ii).

“Research Plan” means, with respect to a Project, a written plan as agreed by the parties that describes the research and development activities to be conducted by each party (including its Affiliates that have agreed to participate).

"Research Committee" is described in Section 7.1(a).

“Software” means the machine readable, object code version of the Software described in Exhibit D as they exist at the later of [ * ] or on the date on which Support and Maintenance ends.

“Software Customizations” means any and all improvements, additions, enhancements, extensions, interfaces, resources, actions, changes, or modifications made by EMRE, EMCC or their Majority-Owned Affiliates to the Software through use of the documented customization capabilities of the Developer’s Kit Software.

“Software Roadmap” means a description of planned software development projects by Symyx Software, including targeted scope and timing.

"Software Committee" is described in Section 7.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Software Update” means a revision, patch or workaround that is developed and released by Symyx to address known technical issues in the Software or the Developer’s Kit Software, but which does not contain new features or enhancements.  Software Updates are a subset of Software Upgrades.

“Software Upgrades” means all revisions to the Software or the Developer’s Kit Software that are developed by Symyx as described in Exhibit D and generally released to its customers during the Software Support and Maintenance Period, including any Developer’s Kit versions of the Software.  If a Developer’s Kit version of the Software is delivered as an Upgrade, it will be treated as Developer’s Kit Software under this Agreement.

“Standard Fully Burdened Symyx FTE Cost Rate” with respect to tools means [ * ].

“Support and Maintenance” means (i) support services consistent with Symyx Software’s usual customer support policies, consisting of telephone and email access to Symyx customer support, issue resolution, hot fixes to software, and service pack releases when commercially released to customers, and, (ii) the right to receive Software Upgrades.  The cost to plan, install and perform upgrades on the server and clients would be priced separately at a rate of [ * ], plus expenses during the Term..

“Symyx Proprietary Fields” means Materials and processes in the research areas set forth on Exhibit J.

“Term” means the term of this Agreement, which begins on the Effective Date and continues through [ * ].

“Third Party” means any party other than Symyx and its Affiliates, EMRE, EMCC and their Affiliates, and all of their successors and permitted assignees.

“Tools Cost” means [ * ].

“Unpublished Technology” means (a) Project Technology that has not been published by mutual consent in accordance with Section 8 or in a published Project Patent or Project Patent application and (b) Program Technology (as defined in the ATTLA) that has not been published by mutual consent in accordance with Section 11.03 of the ATTLA or in a published Program Patent (as defined in the ATTLA) or a Program Patent application.

“Warranty Period” means the warranty period for a particular Discovery Tools System as defined in the applicable tools purchase agreement or under any extended warranty acquired hereunder.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

[ * ] Terms

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Tools Costs

Per Section 5.2, at the time that the specifications for a Discovery Tools System are finalized, Symyx Tools will provide a detailed cost estimate of such Discovery Tools System.  The cost estimate summary provided to EMRE, EMCC or one of their Affiliate should be in a format consistent with this Exhibit.  The details in this Exhibit are exemplary.  Symyx will provide sufficient detail in the estimate in order for EMRE, EMCC or their Affiliates to authorize construction of the tool.  The Cost Estimate will include an Estimate Summary and an Estimate Basis Summary.  The estimate will be sent to EMRE, EMCC or their Affiliate as appropriate with a cover letter describing the Facility, Estimate Basis, Planned Delivery Date, Key Construction milestones and any areas of concern associated with the cost estimate.

[ * ].

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D

Software Specifications

Software includes the most up-to-date version of any Symyx software product or software functionality that has been supplied to ExxonMobil as of October 1, 2008 including those described below.  For clarity, this includes specific products currently named as indicated below, and the software functionality represented by the currently supplied software as described below, regardless of name or trademark.  When a product is updated, or the functionality is incorporated into a new product, Symyx will ensure the ability to import data created by the predecessor software.

Library Studio® – synthesis specification and visualization

Automation Studio® – control of hardware devices, data capture, analysis, and storage

Analysis Studio - PolyView® – data querying, retrieval, visualization, export, and reporting

Analysis Studio - Spectra StudioTM – comparison, visualization, grouping, and analysis of spectra or x-y data sets

Vault Data BrowserTM – Web-based experiment reports

Developer Kits – Documented Application Programmer Interfaces (APIs) for specific products enabling the creation of extensions and integrations

Vault – client application interface for data storage and querying

LabVIEW Integration Kit – software that allows interface from National Instruments LabVIEW to Symyx software for data storage

Vault Replication – software to replicate selected or specific data, experiments, and/or libraries from one Vault installation to another

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E

Arbitration Provisions

Dispute Resolution

EMRE, EMCC and Symyx agree to resolve any dispute arising out of or relating to this Agreement by binding arbitration before a sole arbitrator pursuant to the CPR Institute for Dispute Resolution (“CPR”) Rules for Non-Administered Arbitration (“CPR Rules”) as modified in this Exhibit.

1)
Upon service of the notice of arbitration, either EMRE, or EMCC as the case may be or Symyx may request the CPR in writing to appoint an arbitrator with expertise in the disputed subject area to resolve the dispute.  The arbitrator selected must be a member of the Judicial Panel of the CPR and may not be an employee, director or shareholder of either EMRE, EMCC, Symyx or of their Affiliates.  Nothing in this provision limits the right of either ExxonMobil or Symyx to challenge the arbitrator pursuant to Rule 7 of the CPR Rules.

2)
Unless EMRE, EMCC  or Symyx otherwise agree, the arbitrator will use his or her best efforts to commence the evidentiary hearing(s) to resolve the dispute no later than [ * ] after his or her selection.  The hearing(s) will be held at a place agreed upon by the parties or, if they are unable to agree, at a place designated by the arbitrator.

3)	The arbitration proceedings will be confidential as mandated by the CPR Rules, and the arbitrator will issue appropriate protective orders to safeguard the Confidential Information of the parties.

4)
Discovery, although permitted as described in this Exhibit, will be limited.  The arbitrator will permit discovery necessary for an understanding of any legitimate issue raised in the arbitration.  EMRE or EMCC as the case may be, or if both participate in an arbitration, then EMRE and EMCC together and Symyx will each be permitted to take the deposition of no more than [ * ] with each such deposition not to exceed [ * ] in length.  If the arbitrator believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issue, the arbitrator may order such additional discovery as the arbitrator deems necessary.  At the hearing, EMRE and/or EMCC and Symyx may present testimony (either by live witness or deposition) and documentary evidence.  The arbitrator has sole discretion with regard to the admissibility of any evidence and all other materials relating to the conduct of the hearing.

5)	At least [ * ] prior to the date set for the hearing, EMRE, EMCC and Symyx will submit to the other and to the arbitrator the following:

(a) a list of all documents on which such party intends to rely in any oral or written presentation to the arbitrator; and

(b) a list of all witnesses, if any, such party intends to call at such hearing; and

(c) a brief summary of each witness’s testimony.

6)
At least [ * ] prior to the hearing, EMRE or EMCC (as the case may be) and Symyx will submit to the arbitrator and to the other a brief addressing the evidence and issues to be resolved, together with a proposed ruling on each issue to be resolved and a proposed remedy.  Such pre-hearing briefs may not be more than [ * ], not including the appendix.  If the arbitrator determines that exceptional circumstances exist, the arbitrator may permits briefs of greater length.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7)
The arbitrator will rule on each disputed issue as expeditiously as possible.  The arbitrator must, in rendering the decision, apply the governing law as specified in Section 12.1 of the Agreement, without giving effect to its principles of conflicts of law.  The United States Arbitration Act governs the arbitration.  The arbitrator is not empowered with the remedy of termination of the Agreement, except consistent with the termination provisions of the Agreement.

8)	Any judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

9)	The arbitrator will have the option to assess costs and expenses, including attorneys’ fees, against one or both of ExxonMobil or Symyx, as the arbitrator deems appropriate.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F

Drug and Alcohol Policy

1.
Symyx’ employees, agents, and subcontractors (“Symyx Personnel”) should not be under the influence of, use, possess, distribute or sell alcoholic beverages, or illicit or controlled drugs for which the person has no valid prescription, use, possess, distribute or sell drug paraphernalia, or misuse legitimate prescription or over-the-counter drugs on or when handling real or tangible personal property of EMRE, EMCC or their Affiliates (“ExxonMobil Property”) or while providing services to third parties on behalf of EMRE or EMCC, subject to the provisions of 4 below.  Under the Influence means: (1) the presence of: (a) illicit or controlled drugs or mood or mind altering substances, (b) prescribed drugs that are used in a manner inconsistent with the prescription, (c) alcoholic beverages, or (d) metabolites of any of them in body fluids above the cut-off level established by Symyx’s Policy (defined below); and/or (2) the presence of any of those substances that affects an individual in any detectable manner.  The symptoms of influence may be, but are not limited to, slurred speech or difficulty in maintaining balance.

2.	Symyx has adopted, or will adopt, its own policy to assure a drug and alcohol free work place on ExxonMobil Property (“Symyx’s Policy”).

3.	Symyx will permanently remove any Symyx Personnel from any Projects who violates Paragraph 1 on ExxonMobil Property unless ExxonMobil and Symyx otherwise agree.

4.
Symyx will remove any Symyx Personnel from ExxonMobil Property any time Symyx or EMRE or EMCC suspects that individual of alcohol/drug use, or any time an incident occurs where drug or alcohol use could have been a contributing factor.  An individual so removed will be allowed to return to ExxonMobil Property or providing services to third parties on behalf of EEMRE or EMCC only after Symyx conducts alcohol and drug testing on the individual as soon as possible following the individual’s removal, and Symyx certifies in writing the test identification number, the individual’s work identification number, the test date and time, and a negative test result.  On that written certification Symyx will include a consent signed by the individual permitting disclosure to EEMRE or EMCC of the test result.  The entity providing testing and related services must at a minimum satisfy U.S. Department of Transportation standards.  Symyx will not use an individual removed pursuant to this paragraph to perform work for EMRE or EMCC who either refuses to take, or tests positive in, any alcohol or drug test.

5.
Symyx’s Policy and its implementation shall prohibit Symyx and Symyx Personnel from using, possessing, selling, manufacturing, distributing, concealing, or transporting on ExxonMobil Property any contraband, including firearms, ammunition, explosives, and weapons.

6.
Either EMRE or EMCC may, without prior notice, search the person, possessions, and vehicles of Symyx Personnel on ExxonMobil Property.  Any person who refuses to cooperate with such search will be removed from ExxonMobil Property and not allowed to return.

7.
Symyx will comply with all applicable drug and alcohol related laws and regulations, e.g., United States Department of Transportation regulations, United States Department of Defense Drug-Free Workplace Act of 1988.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.	Either EMRE or EMCC shall have the right to review Symyx’s Policy and to verify that Symyx’s Policy and enforcement thereof is acceptable to its management.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit G

Workplace Harassment Policy

Symyx, its employees, agents and subcontractors shall follow certain standards of conduct while performing services for or communicating with employees, agents, customers and other contractors of EMRE, EMCC and their Affiliates.  EMRE, EMCC and their Affiliate personnel shall follow the same standards of conduct in their interaction with Symyx personnel.  A summary of ExxonMobil's policy is included in the attached memorandum.  Symyx will inform each of its employees, agents, and subcontractors who perform, or will perform services for EMRE, EMCC and their Affiliates of these expectations and provide each with a copy of the attached memorandum.  Symyx will promptly notify the contact for the applicable services of any report or complaint of harassment or of any violation of the standards of conduct.  Symyx will cooperate with EMRE, EMCC and their Affiliates in any investigation.  None of EMRE, EMCC or their Affiliates nor Symyx will retaliate against anyone who reports an incident of harassment or who cooperates in any investigation of such incidents.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

MEMORANDUM TO:	Symyx Personnel Performing Services for EMRE, EMCC and their Affiliates

FROM:	EMRE and EMCC

SUBJECT:	ExxonMobil Harassment Policy and Complaint Resolution Process

In providing services for EMRE, EMCC or their  Affiliates, you need to understand our expectations regarding the subject matter:

Symyx's employees, agents, and subcontractors are prohibited from engaging in any act of harassment toward employees, suppliers, customers, or other contractor employees of EMRE, EMCC and their Affiliates

Employees, agents, and contractors of EMRE, EMCC and their Affiliates are prohibited from engaging in any act of harassment toward other employees, suppliers, customers, or contractor employees, including employees, agents, and subcontractors of Symyx.

Our Harassment in the Workplace Policy prohibits all forms of unlawful harassment based on race, color, sex, religion, national origin, citizenship, age, disability or veteran status.  In addition, ExxonMobil's policy prohibits all other forms of harassment, which, while not unlawful, are considered inappropriate in a business setting.  We will not tolerate harassment in the workplace, whether committed by or directed at employees, contractors, suppliers, or customers.  Symyx personnel who violate the policy are subject to removal from work assignments for EMRE, EMCC and their Affiliates.

Examples of behaviors prohibited by ExxonMobil's policy include:

Racial or ethnic jokes, slurs, epithets, cartoons or graffiti

Sexually graphic comments, epithets, pictures, cartoons, gestures or graffiti

Taunting on the basis of actual or perceived sexual orientation

Repeated use of demeaning or degrading comments based on individual characteristics

Repeated use of offensive profanity or intimidating behaviors like yelling or throwing objects

Threats of harm, violence, or assault

Unwanted sexual flirtations or unwelcome, unnecessary touching

Requesting sexual favors in return for a tangible employment action

If you are the victim of harassment in the workplace or if you witness any incident of harassment, you should immediately report the incident to a supervisor or management representative of Symyx and to the EMRE or EMCC representative for whom you are performing services, as appropriate.  If, for any reason, you do not feel comfortable discussing the matter with your supervisor or the EMRE or EMCC representative, you should bring the matter to the attention of Symyx's Human Resources Department, to your second-tier supervisor or any manager at Symyx.  The important thing is that you bring the matter to Symyx’s attention promptly so that any concern of harassment can be investigated and addressed appropriately. EMRE and EMCC will collaborate with a management representative of Symyx to investigate the reported policy violation and initiate action needed to appropriately address the complaint.  None of the parties will retaliate against anyone who reports an incident of harassment or who cooperates in any investigation of such incidents.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A copy of this letter has been provided to a management representative of Symyx so that he/she is knowledgeable of the standard of conduct expected on EMRE, EMCC or their Affiliates premises or while performing work for EMRE, EMCC or their Affiliates.  You are encouraged to become familiar with the provisions of this letter and the complaint reporting procedures of both Symyx, EMRE and EMCC.

If you have any questions about this letter, please contact Symyx, the ExxonMobil representative for whom you perform work or a representative of the EMRE or EMCC’s Human Resources Department.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit H

Field of Rights

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit I

Lead Material Confirmation

1.            When Symyx has identified a Material or family of Materials that it believes may meet the established criteria for a Lead Material in a particular Field of Right it will provide the data and results supporting such conclusion to the Research Committee.  Examples of target criteria for Lead Materials are or will be set forth in the Lead Material Criteria Section of the applicable Research Plan.

2.            (a) Except as provided in Section 2(b) below, after the identification of any potential Lead Material, at EMRE or EMCC’s request, Symyx will prepare and deliver to the requesting party reasonable gram quantities of Lead Material(s), which either EMRE or EMCC as appropriate will use in confirming whether such potential Lead Material meets the applicable lead criteria.  Further, Symyx will communicate to EMRE or EMCC as appropriate in writing the materials and conditions used to synthesize the potential Lead Materials.  EMRE and EMCC will use commercially reasonable efforts to confirm whether such potential Lead Material meets the applicable lead criteria within [ * ] of delivery of the potential Lead Material by Symyx, or such other reasonable period of time as the parties may agree at the time of the transfer.  In certain circumstances, confirmation may be required in a pilot plant which may result in confirmation longer than [ * ].  Symyx will use commercially reasonable efforts to provide quantities in such amounts as the Research Committee may determine is reasonably required by EMRE or EMCC for testing, and will notify EMRE or EMCC as appropriate if it is not commercially reasonable to provide such quantities, in which case the relevant  parties agree to meet and discuss how to proceed with respect to such Lead Material.

(b) Symyx will advise EMRE or EMCC if it is not capable of providing reasonable gram quantities of a particular Lead Material for testing.  In such event, either EMRE or EMCC as appropriate will have sole responsibility for preparing larger quantities of the potential Lead Material for testing to confirm whether such potential Lead Material meets the applicable lead criteria.  Any additional knowledge or technology developed during such scale-up of the potential Lead Material will be ExxonMobil Confidential Information and is specifically not considered Project Technology.  The relevant party, EMRE or EMCC, will notify Symyx when sufficient Material has been prepared by them for testing.  If preparation of larger quantities is reasonably anticipated to take longer than [ * ], The relevant party, EMRE or EMCC,  will notify Symyx and the parties will meet and discuss how to proceed.  Within [ * ] of preparation by EMRE or EMCC of sufficient Material for testing, or such other period of time as the parties may agree at the time of notification of preparation of test quantities, EMRE or EMCC  will use commercially reasonable efforts to confirm whether such potential Lead Material meets the applicable lead criteria.

3.            The appropriate Research Committee will review the results provided with respect to a potential Lead Material, and if the Research Committee determines that such results indicate that the applicable lead criteria have been satisfied, then such Material will be deemed to be confirmed as a Lead Material for all purposes of this Agreement.

4.             If the Research Committee requests further information or the conduct of further studies to confirm whether a potential Lead Material meets the applicable lead criteria, the relevant parties will use commercially reasonable efforts to prepare any such information and conduct such studies.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit J

Symyx Proprietary Fields[1]

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit K

Optional Fields

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit L

Ancillary Software

The ancillary software specified in Section 3.13[ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit M

ExxonMobil Strategic Confidential Information in Discovery Tools Systems

Symyx acknowledges ExxonMobil's claims of ExxonMobil Strategic Confidential Information in the following Discovery Tools Systems developed in whole or in part under the ATTLA:

[ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.